                               Exhibit 17(b)(v)

         Statement of Additional Information for Retail A Shares of the
         Firstar Money Market and Institutional Money Market Funds and
         Retail A and Institutional Shares of the Firstar U.S. Treasury
          Money Market, U.S. Government Money Market, Tax-Exempt Money
       Market and Ohio Tax-Exempt Money Market Funds dated March 1, 2001




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                               FIRSTAR FUNDS, INC.
                       Statement of Additional Information

                                Money Market Fund
                         Institutional Money Market Fund
                         U.S. Treasury Money Market Fund
                        U.S. Government Money Market Fund
                          Tax-Exempt Money Market Fund
                        Ohio Tax-Exempt Money Market Fund


                                  March 1, 2001

                                TABLE OF CONTENTS
                                -----------------


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                                                                             Page
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
Firstar Funds, Inc.........................................................     3
Descriptions of the Funds and their Investments and Risks..................     3
Investment Strategies and Risks............................................     5
Net Asset Value............................................................    25
Additional Purchase and Redemption Information.............................    26
Additional Information Regarding Shareholder Services For Retail A Shares..    31
Description of Shares......................................................    32
Additional Information Concerning Taxes....................................    34
Management of the Company..................................................    36
Custodian, Transfer Agent, Disbursing Agent and Accounting Services Agent..    46
Expenses...................................................................    47
Independent Accountants and Financial Statements...........................    47
Counsel....................................................................    47
Code of Ethics.............................................................    47
Yield and Other Performance Information....................................    47
Miscellaneous..............................................................    50
Appendix A.................................................................   A-1

        This Statement of Additional Information ("SAI"), which is not a prospectus, supplements and should be read in conjunction with Firstar Funds, Inc.'s prospectuses dated March 1, 2001 (the "Prospectuses"), for Retail A Shares of the Money Market Fund and Institutional Money Market Fund, and Retail A and Institutional Shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund (collectively referred to as the "Funds"). This SAI is incorporated by reference in its entirety into each of the Prospectuses. Copies of the Prospectuses for the Funds may be obtained by writing Firstar Mutual Fund Services, LLC at 615 East Michigan Street, P.O. Box 3011, Milwaukee, WI 53201-3011 or by calling 1-800-677-FUND. The financial statements and the independent accountants report thereon are incorporated by reference into this SAI from the Funds' Annual Report dated October 31, 2000, which may be obtained by writing the address above or calling the toll-free number above.


No other part of the Annual Report is incorporated herein by reference.


                               FIRSTAR FUNDS, INC.


        Firstar Funds, Inc. (the "Company") is a Wisconsin corporation that was incorporated on February 15, 1988 as a management investment company. The Company, formerly known as Portico Funds, Inc., changed its name effective February 1, 1998. The Company is authorized to issue separate classes of shares of Common Stock representing interests in separate investment portfolios. This SAI pertains to shares of five diversified portfolios: the Money Market Fund and Institutional Money Market Fund, and Retail A and Institutional Shares of the U.S. Treasury Money Market Fund, U.S. Government Money Market Fund and Tax-Exempt Money Market Fund. This SAI also pertains to Retail A and Institutional Shares of one non-diversified portfolio, the Ohio Tax-Exempt Money Market Fund. The Money Market Fund, Institutional Money Market Fund, U.S. Government Money Market Fund, and Tax-Exempt Money Market Fund (together, the "Continuing Funds") commenced operations on March 16, 1988, April 26, 1991, August 1, 1988 and June 27, 1988, respectively. The Ohio Tax-Exempt Money Market Fund commenced operations on December 2, 1997 as the Ohio Tax-Free Money Market Fund of Firstar Stellar Funds and was reorganized as a portfolio of the Company on December 11, 2000. The Mercantile Treasury Money Market Portfolio and Firstar Stellar Treasury Fund commenced operations on January 26, 1995 and April 15, 1989, respectively, and were reorganized into the Firstar U. S. Treasury Money Market Fund on November 27, 2000. For the periods prior to November 27, 2000, the performance history, historical data and certain of the expense information of the Firstar U. S. Treasury Money Market Fund is that of the Firstar Stellar Treasury Fund. The fiscal year end of the Firstar Stellar Treasury Fund and Firstar Stellar Ohio Tax-Free Money Market Fund (together, the "Predecessor Funds" or "Predecessor Stellar Funds") was changed from November 30 to October 31 effective October 31, 2000. Therefore, certain information for these Funds set forth in this SAI is for the eleven-month fiscal period ended October 31, 2000 and/or the fiscal years ended November 30, 1999 and 1998. The Company also offers other investment portfolios that are described in separate statements of additional information. For information concerning these other portfolios, contact Firstar Mutual Fund Services,

LLC at 1-800-677-FUND or write to 615 East Michigan Street, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011.


            DESCRIPTIONS OF THE FUNDS AND THEIR INVESTMENTS AND RISKS

        The Company is an open-end management company with diversified and non-diversified investment portfolios. The following policies supplement the Funds' respective investment objectives and policies as set forth in the Prospectus.

Portfolio Transactions


        Subject to the general supervision of the Board of Directors, Firstar Investment Research & Management Company, LLC ("FIRMCO" or the "Adviser") is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for each Fund.

        Securities purchased and sold by each Fund are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. With respect to over-the-counter transactions, the Adviser will normally deal directly with dealers who make a market in the instruments involved except in those circumstances where more favorable prices and execution are available elsewhere.

        The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Funds will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be in the Funds' interests.

        The Funds do not intend to seek profits from short-term trading. Because the Funds will invest only in short-term debt instruments, their annual portfolio turnover rates will be relatively high, but brokerage commissions are normally not paid on money market instruments, and portfolio turnover is not expected to have a material effect on the Funds' net investment income. For regulatory purposes, the Funds' annual portfolio turnover rates are expected to be zero.

        The Advisory Agreement between the Company and the Adviser provides that, in executing portfolio transactions and selecting brokers or dealers, the Adviser will seek to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes the Adviser to cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Funds. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

        Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to it by the Funds. The Directors will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

        Portfolio securities will not be purchased from or sold to (and savings deposits will not be made in and repurchase and reverse repurchase agreements will not be entered into with) the Adviser, Quasar Distributors, LLC (the "Distributor") or an affiliated person of either of them (as such term is defined in the 1940 Act) acting as principal. In addition, the Funds will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or the Adviser, or an affiliated person of either of them, is a member, except to the extent permitted by the Securities and Exchange Commission ("SEC").

        Investment decisions for the Funds are made independently from those for other investment companies and accounts advised or managed by the Adviser. Such other investment companies and accounts may also invest in the same securities as the Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.

        As of October 31, 2000, the Company held securities of its regular brokers or dealers (as defined under the 1940 Act) or their parents as follows: the Money Market Fund and Institutional Money Market Fund held securities of Goldman Sachs totaling$4,986,458 and $49,438,556, respectively; the Institutional Money Market Fund held securities of Merrill Lynch totaling $128,330,580.


                         INVESTMENT STRATEGIES AND RISKS

        Ratings. Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Fund. The Board of Directors or the Adviser, pursuant to guidelines adopted by the Board, will, in accordance with Rule 2a-7 under the 1940 Act, consider such an event in determining whether the Fund involved should continue to hold the security.

        The Money Market Fund and Institutional Money Market Fund will purchase only "First Tier Eligible Securities" (as defined by the SEC) that present minimal credit risks as determined by the Adviser pursuant to guidelines approved by the Board of Directors of the Company. First Tier Eligible Securities include, generally, (1) securities that either (a) have short-term debt ratings at the time of purchase in the highest rating category by at least two unaffiliated nationally recognized statistical rating organizations ("NRSROs") (or one NRSRO if the security was rated by only one NRSRO), or (b) are issued or guaranteed by persons with such ratings, and (2) certain securities that are unrated (including securities of issuers that have long-term but not short-term ratings) but are of comparable quality as determined in accordance with guidelines approved by the Board of Directors. The Appendix to this Statement of Additional Information includes a description of applicable NRSRO ratings. The following descriptions illustrate the types of instruments in which the Funds invest.

        The securities in which the Ohio Tax-Exempt Money Market Fund is permitted to invest are rated in the highest short-term rating category by one or more nationally recognized statistical rating organizations ("NRSROs"). A NRSRO's highest rating category is determined without regard for sub-categories and gradations. For example, securities rated A-1 or A-1+ by "S&P", Prime-1 by Moody's, or F-1 (+ or -) by Fitch are all considered rated in the highest short-term rating category. The Fund will follow applicable regulations in determining whether a security rated by more than one NRSRO can be treated as being in the highest short-term rating category. Additionally, the Ohio Tax-Exempt Money Market Fund may purchase unrated securities which are determined to be of comparable quality to securities rated in the highest short-term rating category by NRSROs and which are otherwise eligible for purchase by the Fund.

        The Fund may also purchase bonds which have no short-term ratings but which have long-term ratings by NRSROs in the two highest ratings categories. The Ohio Tax-Exempt Money Market Fund has the ability but no present intention of investing in municipal securities that are rated MIG2 or VMIG2 by Moody's, F-2 by Fitch, or A-2 or SP-2 by S&P and tax-exempt commercial paper that is rated P- 2 by Moody's, A-2 by S&P, or F-2 by Fitch, or securities which are not rated but are deemed to be of comparable quality. Shareholders of the Fund will be notified should the Fund decide to invest in these securities.

        Variable and Floating Rate Instruments. The Money Market Fund, Institutional Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may purchase variable and floating rate instruments, which may have a stated maturity in excess of thirteen months but will permit a Fund to demand payment of the instrument at least once every thirteen months upon not more than thirty days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). Such instruments may include variable amount master demand notes, which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

Unrated variable and floating rate instruments will be determined by the Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to First Tier Eligible Securities. An active secondary market may not exist, however, with respect to particular variable and floating rate instruments, and usually will not exist with respect to variable amount master demand notes. The absence of a secondary market could make it difficult for a Fund to dispose of a variable or floating rate instrument if the issuer defaulted on its payment obligation or during periods that the Fund could not exercise its demand rights, and a Fund could, for these or other reasons, suffer a loss with respect to such instruments. Variable amount master demand notes are not typically rated by credit rating agencies but issuers of variable amount master demand notes must satisfy the same criteria as set forth above under "Ratings". The Funds invest in variable amount master demand notes only when the Adviser deems the investment to involve minimal credit risk. With respect to the variable and floating rate instruments that may be acquired by the Money Market, Institutional Money Market, Tax-Exempt Money Market and Ohio Tax-Exempt Money Market Funds, the Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument will usually be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Fund involved can recover payment of principal as specified in the instrument. Variable U.S. Government obligations held by a Fund, however, will be deemed to have maturities equal to the period remaining until the next interest rate adjustment.

        The variable and floating rate demand instruments that the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may purchase include participations in municipal obligations purchased from and owned by financial institutions, primarily banks. Participation interests provide the Fund with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Fund. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

        Bank Obligations. The Money Market Fund and Institutional Money Market Fund may purchase bank obligations, such as certificates of deposit, bankers' acceptances and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. Investments by the Funds in the obligations of foreign banks and foreign branches of U.S. banks will not exceed 25% of the value of the Fund's total assets at the time of investment. The Fund may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its total assets.

        The Money Market Fund and Institutional Money Market Fund may acquire certain types of bank instruments issued or supported by the credit of foreign banks or foreign branches of domestic banks where the Adviser deems the instrument to present minimal credit risks. Such instruments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. Such risks include future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on such instruments, the possible seizure or nationalization of foreign deposits or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on such instruments. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Because the Fund invests in securities backed by banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Fund and affect its share price.

        U.S. Government Obligations. The Funds (other than the Ohio Tax-Exempt Money Market Fund) may invest in a variety of U.S. Treasury obligations including bonds, notes and bills that mainly differ only in their interest rates, maturities and time of issuance. The Funds may also invest in other securities issued or guaranteed by the U.S. government, its agencies and instrumentalities; such as obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Maritime Administration, and Resolution Trust Corp. and Tennessee Valley Authority.

        Obligations of certain agencies and instrumentalities of the U.S. government, such as those of the Governmental National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; still others, are supported by only by the credit of the agency or instrumentality issuing the obligation. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

        Although substantially all of the instruments acquired by the U.S. Treasury Money Market Fund and U.S. Government Money Market Fund will be U.S. government obligations (or repurchase agreements collateralized by such obligations), shares of the U.S. Treasury Money Market Fund and U.S. Government Money Market Fund are not themselves issued or guaranteed by any government agency. U.S. government obligations that have maturities in excess of thirteen months but have variable or floating interest rates may be acquired by the Funds in accordance with SEC rules.

        Stripped U.S. Government Obligations and Government-Backed Trusts. The Money Market Fund, U.S. Government Money Market Fund and Institutional Money Market Fund may acquire U.S. government obligations and their unmatured interest coupons which have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts ("TIGRs") and Certificate of Accrual on Treasury Securities ("CATs"). The stripped coupons are sold separately from the underlying principal, which is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest
(cash) payments. Purchasers of stripped securities acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury Department sells itself. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities, such as the Funds, most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax and security purposes. The SEC staff believes that participations in CATs and TIGRs and other similar trusts are not U.S. government securities.

        The Treasury Department has also facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, a Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

        The Money Market Fund, U.S. Government Money Market Fund and Institutional Money Market Fund may also invest in certificates issued by government-backed trusts (such as TIGRs and CATs). Such certificates represent an undivided fractional interest in the respective government-backed trust's assets. The SEC staff believes that participation in CATs and TIGRs and other similar trusts are not U.S. government securities. These participations are issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The U.S. Government Money Market Fund may also invest in government-backed trusts that hold obligations of foreign governments that are guaranteed or backed by the full faith and credit of the United States. The assets of each government-backed trust consist of (i) a promissory note issued by a foreign government (the "Note"), (ii) a guaranty by the U.S. Government, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all principal and interest due on such Note and (iii) a beneficial interest in a government securities trust holding U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury sufficient to provide the Trust with funds in an amount equal to at least 10% of all principal and interest payments due on the Note. No more than 35% of the value of a Fund's total assets will be invested in stripped securities not purchased through the Federal Reserve's STRIPS program and government-backed trusts.

        Investment Companies. The Funds may invest from time to time in securities issued by other investment companies that invest in high-quality, short-term debt securities. Additionally, the Funds may invest up to 25% of each Fund's respective net assets in money market funds advised by the Adviser, U.S. Bank National Association ("U.S. Bank") or any affiliate of either the Adviser or U.S. Bank in accordance with the exemptive order issued by the SEC. Securities of other investment companies not affiliated with the Adviser or U.S. Bank will be acquired by the Funds within the limits prescribed by the 1940 Act. As a shareholder of another investment company, the Funds would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees, and such fees and other expenses will be borne indirectly by the Fund's shareholders. These expenses would be in addition to the advisory and other expenses that the Funds bear directly in connection with their own operations.

        Subject to the Funds' investment limitations, short-term investments and repurchase agreements may be entered into on a joint basis by the Funds and other funds advised by the Adviser, or U.S. Bank National Association which is under common control with the Adviser, to the extent permitted by an exemptive order issued by the SEC.


        Funding Agreements. The Money Market Fund and Institutional Money Market Fund each may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed rate or variable interest rate that is based on an index and guaranteed for a set time period. Because there is no secondary market for these investments, any such funding agreement purchased by the Money Market Fund or Institutional Money Market Fund will be regarded as illiquid.

        Repurchase Agreements. Each Fund (except the Tax-Exempt Money Market
Fund) may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). During the term of the agreement, the Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price. Default or bankruptcy of the seller would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. The securities held subject to a repurchase agreement may have stated maturities exceeding thirteen months, provided the repurchase agreement itself matures in less than one year.

        The repurchase price under the repurchase agreements described in the Prospectus generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by the Funds' custodian (or sub-custodian) or in the Federal Reserve/Treasury book-entry system or other authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

        Restricted Securities. The Funds may invest up to 10% of net assets in securities that are illiquid at the time of purchase. While these holdings may offer more potential for growth, they may present a higher degree of business and financial risk, which can result in substantial losses. The Funds may have difficulty valuing these holdings and may be unable to sell these holdings at the time or price desired.

Restricted securities may include Rule 144A Securities. It is possible that unregistered securities purchased by a Fund in reliance upon Rule 144A under the Securities Act of 1933 could have the effect of increasing the level of the Fund's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities. These securities are restricted securities that are eligible for resale pursuant to Rule 144A under the Securities Act of 1933. A Fund may treat a Rule 144A security as liquid if determined to be so under procedures adopted by the Board.

        Borrowings and Reverse Repurchase Agreements. Each Fund may borrow money from banks or through reverse repurchase agreements to the extent allowed (as described under "Additional Investment Limitations" below) to meet shareholder redemptions. In a reverse repurchase agreement, a Fund would sell a security and enter into an agreement to repurchase the security at a specified future date and price. The Fund generally retains the right to interest and principal payments on the security. These strategies involve leveraging. If the securities held by a Fund should decline in value while borrowings are outstanding, the net asset value of a Fund's outstanding shares will decline in value by proportionately more than the decline in value suffered by a Fund's securities. As a result, a Fund's share price may be subject to greater fluctuation until the borrowing is paid off. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. At the time a Fund enters into a reverse repurchase agreement (an agreement under which a Fund sells portfolio securities and agrees to repurchase them at an agreed-upon date and price), it will place in a segregated custodial account U.S. government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest), and will subsequently monitor the account to insure that such value is maintained. Reverse repurchase agreements involve risks that the interest income earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund may decline below the price of the securities it is obligated to repurchase, and that the securities may not be returned to such Fund.

        Securities Lending. Each of the Funds (except the Ohio Tax-Exempt Money Market Fund) may lend its portfolio securities to unaffiliated domestic broker/dealers and other institutional investors pursuant to agreements requiring that the loans be secured by collateral equal in value to at least the market value of the securities loaned in order to increase return on portfolio securities. Collateral for such loans may include cash, securities of the U.S. government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank which meets the investment standards of the Fund, or any combination thereof. Such loans will not be made, if, as a result, the aggregate of all outstanding loans of the Fund exceeds 30% of the value of its total assets (including the value of the collateral for securities loaned). There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Adviser to be of good standing and when, in the Adviser's judgment, the income to be earned from the loan justifies the attendant risks. When a Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high-quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Fund if a material event affecting the investment is to occur.

        Securities lending arrangements with broker/dealers require that the loans be secured by collateral equal in value to at least the market value of the securities loaned. During the term of such arrangements, a Fund will maintain such value by the daily marking-to-market of the collateral.

        The Adviser and/or U.S. Bank National Association, which is under common control with the Adviser, may act as securities lending agent for the Funds and receive separate compensation for such services, subject to compliance with conditions contained in an SEC exemptive order.

Other Investment Considerations - Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund.

        Municipal Obligations which may be acquired by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities.

        Opinions relating to the validity of municipal obligations and to the exemption of interest thereon from federal income tax (and, with respect to Ohio municipal securities, to the exemption from Ohio income tax) are rendered by bond counsel to the respective issue at the time of issuance. Neither the Funds nor the Adviser will review the proceedings relating to the issuance of municipal obligations or the basis for such opinions.

        The two principal classifications of municipal securities consist of "general obligation" and "revenue" issues. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal securities may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

        There are, of course, variations in the quality of municipal obligations both within a particular classification and between classifications, and the yields on municipal obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and municipal obligations with the same maturity, interest rate and rating may have different yields while municipal obligations of the same maturity and interest rate with different ratings may have the same yield.

        When determining whether a municipal security presents minimal credit risks for the Ohio Tax-Exempt Money Market Fund, the Adviser considers the creditworthiness of the issuer of a municipal security, the issuer of a demand feature if the Fund has the unconditional right to demand payment from the issuer of the interest, or the credit enhancer of payment by either of those issuers. The Fund is not required to sell a municipal security if the security's rating is reduced below the required minimum subsequent to the Fund's purchase of the security. The directors and the Adviser consider this event, however, in the determination of whether the Fund should continue to hold the security in its portfolio. If ratings made by Moody's S&P, or Fitch change because of changes in those organizations or in their rating systems, the Fund will try to use comparable ratings as standards in accordance with the investment policies described in the Fund's prospectus.

        There are no restrictions on the maturity of municipal securities in which the Fund may invest. The Fund will seek to invest in municipal securities of such maturities as the Adviser believes will produce current income consistent with prudent investment. The Adviser will also consider current market conditions and the cost of the insurance obtainable on such securities.

        The payment of principal and interest on most securities purchased by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its municipal obligations may be materially adversely affected by litigation or other conditions.

        Certain of the municipal obligations held by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors, including credit downgrades, supply and demand. The Tax-Exempt Money Market Fund may, from time to time, invest more than 25% of its assets in municipal obligations covered by insurance policies.

        The Fund may enhance the credit of its investments by a guaranty, letter of credit or insurance. Any bankruptcy, receivership, default or change in the credit quality if the credit enhancer will adversely effect the quality and marketability of the underlying security and could cause losses to a Fund and affect its share price. The Ohio Tax-Exempt Money Market Fund may have more than 25% of its total assets invested in securities credit-enhanced by banks. The Fund typically evaluates the credit quality and ratings of credit-enhanced securities based upon the financial condition and ratings of the party providing the credit enhancement, rather than the issuer.

        Municipal obligations acquired by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may include short-term General Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Tax-Exempt Commercial Paper, Construction Loan Notes and other forms of short-term tax-exempt loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Fund may invest in bonds and other types of tax-exempt instruments provided they have remaining maturities of thirteen months or less at the time of purchase.

        Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered to be municipal securities. Private activity bonds have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities. Furthermore, payment of principal and interest on municipal securities of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgments. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed, and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted municipal securities. Interest on private activity bonds, although free from regular federal income taxation, may be an item of tax preference for purposes of the federal alternative minimum tax.

        From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Company cannot, of course, predict what legislation, if any, may be proposed in the future as regards the income tax status of interest on municipal obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations for investment by the Tax-Exempt Money Market Fund and the liquidity and value of the Fund's portfolio. In such an event, the Company would reevaluate the Fund's investment objective and policies and consider possible changes in its structure or possible dissolution.

        Municipal obligations purchased by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may be backed by letters of credit issued by foreign and domestic banks and other financial institutions. Such letters of credit are not necessarily subject to federal deposit insurance and adverse developments in the banking industry could have a negative effect on the credit quality of the Fund's portfolio securities and its ability to maintain a stable net asset value and share price. Letters of credit issued by foreign banks, like other obligations of foreign banks, may involve certain risks in addition to those of domestic obligations. Because the Funds invests in securities backed by banks and other financial institutions, changes in the credit facility of these institutions could cause losses to the Fund and affect its share price.

        The Tax-Exempt Money Market Fund and the Ohio Tax-Exempt Money Market Fund may purchase put options on municipal obligations. A put gives a Fund the right to sell a municipal obligation at a specified price at any time before a specified date. A put will be sold, transferred or assigned only with the related municipal obligation. A Fund will acquire puts only to enhance liquidity, shorten the maturity of the related municipal security or permit the Fund to invest its assets at more favorable rates. The aggregate price of a security subject to a put may be higher than the price which otherwise would be paid for the security without such an option, thereby increasing the security's cost and reducing its yield.

        Municipal obligations purchased by the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may include variable and floating rate instruments issued by industrial development authorities and other governmental entities. If such instruments are unrated, they will be determined by the Funds' Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to First Tier Eligible Securities. While there may be no active secondary market with respect to a particular variable or floating rate demand instrument purchased by the Funds, the Funds may (at any time or during specified periods not exceeding thirteen months, depending upon the instrument involved) demand payment in full of the principal of the instrument and may re-sell the instrument to a third party. The absence of such an active secondary market, however, could make it difficult for the Funds to dispose of a variable or floating rate demand instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Funds could, for these or other reasons, suffer a loss with respect to such instruments.

        Although the Tax-Exempt Money Market Fund does not presently intend to do so on a regular basis, it may invest more than 25% of its total assets in municipal obligations, the issuers of which are located in the same state or the interest on which is paid solely from revenues of similar projects if such investment is deemed necessary or appropriate by the Adviser. To the extent that the Fund's assets are concentrated in municipal obligations payable from revenues on similar projects or issued by issuers in the same state, the Fund will be subject to the peculiar economic, political and business risks represented by the laws and economic conditions relating to such states and projects to a greater extent than it would be if the Fund's assets were not so concentrated. Furthermore, payment of municipal obligations of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgements. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted municipal obligations.

        When-Issued Purchases and Forward Commitments. The U.S. Treasury Money Market Fund, Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may purchase securities on a "when-issued" or "forward commitment" basis. These transactions, which involve a commitment by the Funds to purchase particular securities with payment and delivery taking place beyond the normal settlement date, permit the Funds to lock in a price or yield on a security it intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the price or yield obtained in a transaction (and therefore the value of the security) may be less favorable than the price or yield (and therefore the value of the security) available in the market when the securities delivery takes place. The Funds expect that its when-issued purchases and forward commitments will not exceed 25% (or 20% for the U.S. Treasury Money Market Fund and Ohio Tax-Exempt Money Market Fund) of the value of its total assets absent unusual market conditions, and that a forward commitment or commitment to purchase when-issued securities will not exceed forty-five days. The Funds do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objective.

        When the Funds agree to purchase securities on a when-issued or forward commitment basis, the custodian will set aside cash or liquid high-grade debt securities equal to the amount of the commitment in a segregated account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Funds may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Funds' commitments. It may be expected that the market value of the Funds' net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because the Funds will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, the Funds' liquidity and ability to manage their portfolios might be affected in the event their forward commitments and commitments to purchase when-issued securities ever exceeded 25% (or 20% for the U.S. Treasury Money Market Fund and Ohio Tax-Exempt Money Market Fund) of the value of their total assets.

        The U.S. Treasury Money Market Fund and Tax-Exempt Money Market Fund will purchase securities on a when-issued or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss.

        When the U.S. Treasury Money Market Fund and Tax-Exempt Money Market Fund engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

        The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the market value of the U.S. Treasury Money Market Fund and Tax-Exempt Money Market Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

        The Ohio Tax-Exempt Money Market Fund does not currently intend to engage in forward commitments.

        Stand-By Commitments. The Tax-Exempt Money Market Fund and the Ohio Tax-Exempt Money Market Fund may acquire "stand-by commitments" with respect to municipal obligations held in its portfolio. Under a "stand-by commitment" a dealer agrees to buy from the Fund, at the Fund's option, specified municipal obligations at a specified price. "Stand-by commitments" acquired by each Fund may also be referred to in this Statement of Additional Information as "put" options.

        The amount payable to the Fund upon its exercise of a "stand-by commitment" is normally (i) the Fund's acquisition cost of the municipal obligations (excluding any accrued interest which the Fund paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period a Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period. A stand-by commitment may be sold, transferred or assigned by a Fund only with the instrument involved.

        The Funds expect that "stand-by commitments" will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Funds may pay for a "stand-by commitment" either separately in cash or by paying a higher price for the portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). Where the Fund has paid any consideration directly or indirectly for a stand-by commitment, its cost would be reflected as unrealized loss for the period during which the commitment was held by the Fund and will be reflected in realized gain or loss when the commitment is exercised or expires. The total amount paid in either manner for outstanding stand-by commitments held by the Fund will not exceed 1/2 of 1% of the value of its total assets calculated immediately after each stand-by commitment is acquired.

        The Funds intend to enter into "stand-by commitments" only with dealers, banks and broker/dealers which, in the investment adviser's opinion, present minimal credit risks. The Funds' reliance upon the credit of these dealers, banks and broker/dealers is secured by the value of the underlying municipal obligations that are subject to a commitment.

        The Funds would acquire "stand-by commitments" solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The acquisition of a "stand-by commitment" would not affect the valuation or assumed maturity of the underlying Municipal Securities, which would continue to be valued in accordance with the ordinary method of valuation employed by the Fund. "Stand-by commitments" acquired by a Fund would be valued at zero in determining net asset value. Where a Fund paid any consideration directly or indirectly for a "stand-by commitment" its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Fund.

        During the current fiscal year, the Adviser expects that not more than 5% of the net assets of the Tax-Exempt Money Market Fund will be invested at any time in a particular class of taxable obligations described in the Prospectus.

Other Investment Considerations--Ohio Tax-Exempt Money Market Fund

        The Fund's cash balances may be invested in short-term municipal notes and tax-exempt commercial paper, as well as municipal bonds with remaining maturities of thirteen months or less and securities issued by other investment companies which invest in high quality, short-term municipal debt securities. The value of the Fund's portfolio can be expected to vary inversely to changes in prevailing interest rates.

        The Ohio Tax-Exempt Money Market Fund may invest in high-quality taxable investments for temporary defensive purposes. Occasionally, such as when suitable municipal securities are not available, the Fund may invest a portion of its assets in cash. Any portion of the Fund's assets maintained in cash reduces the amount of assets in municipal securities and thereby reduces the Fund's yield. This policy may result in high portfolio turnover. Since the cost of these transactions is small, high turnover is not expected to adversely affect net asset value or yield. The Adviser does not anticipate that portfolio turnover will result in adverse tax consequences to the Fund.

        These temporary investments include:

        - obligations issued by or on behalf of municipal or corporate issuers having the same quality and maturity characteristics as municipal securities purchased by the Fund;

        - marketable obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; instruments issued by banks or other depository institutions which have capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment; repurchase agreements; and prime commercial paper rated A-1 by S&P, Prime-1 by Moody's, or F-1 by Fitch, and other short-term credit instruments.

        Such investments will be made in such proportions as in the opinion of the Adviser, prevailing market or economic conditions warrant. Uninvested cash reserves will not earn income. Taxable obligations acquired by each Fund will not exceed under normal conditions 20% of the Fund's net assets at the time of purchase.

        Municipal Lease Obligations. The Ohio Tax-Exempt Money Market Fund may acquire municipal lease obligations that are issued by a state or local government authority to acquire land and a wide variety of equipment and facilities. These obligations typically are not fully backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If the funds are not appropriated for the following year's lease payments, the lease may terminate, with the possibility of default on the lease obligation and significant loss to the Fund. Certificates of participation in municipal lease obligations or installment sale contracts entitle the holder to a proportionate interests in the lease-purchase payments made. The financial institutions from which the Ohio Tax-Exempt Money Market Fund purchases participation interests frequently provide or secure from other financial institutions irrevocable letters of credit or guarantees and give the Fund the right to demand payment on specified notice (normally within 7 days) from the issuer of the letter of credit or guarantee. In the acquisition of participation interests, the Adviser will consider the following quality factors:

        - a high quality underlying municipal security (of which the Fund takes possession);

        - a high quality issuer of the participation interest; or

        - a guarantee or letter of credit from a high-quality financial institution supporting the participation interest.

        The Adviser determines and monitors the liquidity of municipal lease obligations (including certificates of participation) under guidelines approved by the Board of Directors requiring the Adviser to evaluate the credit quality of such obligations and report on the nature of and the Fund's trading experience in the municipal lease market. Under the guidelines, municipal lease obligations that are not readily marketable and transferable are treated as illiquid. In making a determination that a municipal lease obligation is liquid, the Adviser may consider, among other things (i) whether the lease can be canceled; (ii) the likelihood that the assets represented by the lease can be sold; (iii) the strength of the lessee's general credit; (iv) the likelihood that the municipality will discontinue appropriating funds for the leased property because the property is no longer deemed essential to the operations of the municipality; and (v) availability of legal recourse in the event of failure to appropriate. The Fund will not knowingly invest more than 10% of the value of its net assets in securities, including municipal leases, that are illiquid.

        Ohio Obligations. As described above, the Ohio Tax-Exempt Money Market Fund will invest most of its net assets in securities issued by or on behalf of (or in certificates of participation in lease-purchase obligations of) the State of Ohio, political subdivisions of the State, or agencies or instrumentalities of the State or its political subdivisions (Ohio Obligations). The Ohio Tax-Exempt Money Market Fund is therefore susceptible to general or particular economic, political or regulatory factors that may affect issuers of Ohio Obligations. The following information constitutes only a brief summary of some of the many complex factors that may have an effect. The information does not apply to "conduit" obligations on which the public issuer itself has no financial responsibility. This information is derived from official statements of certain Ohio issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.

        Generally, the creditworthiness of Ohio Obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations.

        There may be specific factors that at particular times apply in connection with investment in particular Ohio Obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio Obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.

        Ohio is the seventh most populous state. The reported Census count for 2000 was 11,353,140, up from 10,847,100 in 1990.

        While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and a significant portion of total employment in agribusiness.

        In earlier years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the 5.5% national figure. However, then through 1998 the annual State rates were below the national rates (4.3% vs. 4.5% in 1998), but were again slightly higher in 1999 (4.3% vs. 4.2%) and 2000 (4.1% vs. 4.0%). The unemployment rate and its effects vary among geographic areas of the State.

        There can be no assurance that future national, regional or state-wide economic difficulties, and the resulting impact on State or local government finances generally, will not adversely affect the market value of Ohio Obligations held in the Ohio Tax-Exempt Money Market Fund or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those Obligations.

        The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year (FY) or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending FY balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods. Those procedures included general and selected reductions in appropriations spending.

        The 1992-93 biennium presented significant challenges to State finances, successfully addressed. To allow time to resolve certain budget differences an interim appropriations act was enacted effective July 1, 1991; it included GRF debt service and lease rental appropriations for the entire biennium, while continuing most other appropriations for a month. Pursuant to the general appropriations act for the entire biennium, passed on July 11, 1991, $200 million was transferred from the Budget Stabilization Fund (BSF, a cash and budgetary management fund) to the GRF in FY 1992.

        Based on updated results and forecasts in the course of that FY, both in light of a continuing uncertain nationwide economic situation, there was projected and then timely addressed an FY 1992 imbalance in GRF resources and expenditures. In response, the Governor ordered most State agencies to reduce GRF spending in the last six months of FY 1992 by a total of approximately $184 million; the $100.4 million BSF balance and additional amounts from certain other funds were transferred late in the FY to the GRF, and adjustments were made in the timing of certain tax payments.

        A significant GRF shortfall (approximately $520 million) was then projected for FY 1993. It was addressed by appropriate legislative and administrative actions, including the Governor's ordering $300 million in selected GRF spending reductions and subsequent executive and legislative action (a combination of tax revisions and additional spending reductions). The June 30, 1993 ending GRF fund balance was approximately $111 million, of which, as a first step to its replenishment, $21 million was deposited in the BSF.

        None of the spending reductions were applied to appropriations needed for debt service or lease rentals relating to any State obligations.

        The 1994-95 biennium presented a more affirmative financial picture. Based on June 30, 1994 balances, an additional $260 million was deposited in the BSF. The biennium ended June 30, 1995 with a GRF ending fund balance of $928 million, which, after leaving in the GRF an unreserved and undesignated balance of $70 million, was transferred to the BSF ($535.2 million) and other funds including school assistance funds and, in anticipation of possible federal program changes, a human services stabilization fund.

        From a higher than forecast 1996-97 mid-biennium GRF fund balance, $100 million was transferred for elementary and secondary school computer network purposes and $30 million to a new State transportation infrastructure fund. Approximately $400.8 million served as a basis for temporary 1996 personal income tax reductions aggregating that amount. Of the 1996-97 biennium-ending $834.9 million GRF fund balance, $250 million went to school buildings, $94 million to the school computer network, $44.2 million for school textbooks and instructional materials and a distance learning program, and $34 million to the BSF, and the $263 million balance to the State income tax reduction fund.

        The 1998-99 biennium ending GRF balances were $1.5 billion (cash) and $976 million (fund). Of that fund balance, $325.7 million was transferred to school building assistance, $46.3 million to the BSF, $90 million for classroom computers and interactive video distance learning, and the remaining amount to the State income tax reduction fund.

        The GRF appropriations acts for the current 2000-01 biennium (one for all education purposes, and one for general GRF purposes) were passed in June 1999 and promptly signed (after selective vetoes) by the Governor. Those acts provided for total GRF biennial expenditures of over $39.8 billion. Necessary GRF debt service and lease-rental appropriations for the entire biennium were requested in the Governor's proposed budget and incorporated in the appropriations bills as introduced, and were included in the bill versions as passed by the

House and the Senate and in the acts as passed and signed.

        From the June 30, 2000 FY ending GRF fund balance of over $855 million transfers were made in amounts of $610 million to the income reduction fund and $49 million to the BSF. The BSF had a February 8, 2001 balance of over $1 billion.

        The State's incurrence or assumption of debt without a vote of the people is, with exceptions noted below, prohibited by current State constitutional provisions. The State may incur debt, limited in amount to $750,000, to cover casual deficits or failures in revenues or to meet expenses not otherwise provided for. The Constitution expressly precludes the State from assuming the debts of any local government or corporation. (An exception is made in both cases for any debt incurred to repel invasion, suppress insurrection or defend the State in war.)

        By 17 constitutional amendments approved from 1921 to date (the latest in 2000) Ohio voters authorized the incurrence of State debt and the pledge of taxes or excises to its payment. At February 8, 2001, $1.88 billion (excluding certain highway bonds payable primarily from highway user receipts) of this debt was outstanding. The only such State debt at that date authorized to be incurred were portions of the highway bonds, and the following: (a) up to $100 million of obligations for coal research and development may be outstanding at any one time ($25.4 million outstanding); (b) obligations for local infrastructure improvements, no more than $120 million of which may be issued in any calendar year (over $1.11 billion outstanding); and (c) up to $200 million in general obligation bonds for parks, recreation and natural resources purposes which may be outstanding at any one time ($131.4 million outstanding, with no more than $50 million to be issued in any one year).

        The electors in 1995 approved a constitutional amendment extending the local infrastructure bond program (authorizing an additional $1.2 billion of State full faith and credit obligations to be issued over 10 years for the purpose), and authorizing additional highway bonds (expected to be payable primarily from highway user receipts). The latter authorizes not more than $1.2 billion to be outstanding at any time and not more than $220 million to be issued in a fiscal year.

        A constitutional amendment approved by the voters in 1999 authorizes State general obligation debt to pay costs of facilities for a system of common schools throughout the State ($330.1 million outstanding as of February 8, 2001) and facilities for state supported and assisted institutions of higher education ($290 million outstanding).

        That 1999 amendment also provided that State general obligation debt and other debt represented by direct obligations of the State (including lease-rental obligations authorized by the Ohio Building Authority and by the Treasurer and previously by the Ohio Public Facilities Commission), may not be issued if future FY total debt service on those direct obligations to be paid from the GRF or net lottery proceeds exceeds 5% of total estimated revenues of the State for the GRF and from net State lottery proceeds during the FY of issuance.

        A constitutional amendment approved by Ohio electors in November

2000 authorizes the issuance of State bonds for land conservation and revitalization purposes (including statewide brownfields clean-up). For each of the two purposes, not more than $50,000,000 in principal amount may be issued in any FY and not more than $200,000,000 in principal amount may be outstanding in accordance with their terms at any time. The bonds for conservation purposes will be State general obligations, and those for revitalization purposes will be special obligations of the State payable from revenues and receipts to be designated by the General Assembly.

        The Constitution also authorizes the issuance of State obligations for certain purposes, the owners of which do not have the right to have excises or taxes levied to pay debt service. Those special obligations include obligations issued by the Ohio Building Authority and the State Treasurer, and previously by the Ohio Public Facilities Commission, over $4.94 billion of which were outstanding or awaiting delivery at February 8, 2001.

        In recent years, State agencies have participated in transportation and office building projects that may have some local as well as State use and benefit, in connection with which the State enters into lease purchase agreements with terms ranging from 7 to 20 years. Certificates of participation, or special obligation bonds of the State or a local agency, are issued that represent fractionalized interests in or are payable from the State's anticipated payments. The State estimates highest future FY payments under those agreements (as of February 8, 2001) to be approximately $28 million (of which $23.9 million is payable from sources other than the GRF, such as federal highway money distributions). State payments under all those agreements are subject to biennial appropriations, with the lease terms being two years subject to renewal if appropriations are made.

        A 1990 constitutional amendment authorizes greater State and political subdivision participation (including financing) in the provision of housing. The General Assembly may for that purpose authorize the issuance of State obligations secured by a pledge of all or such portion as it authorizes of State revenues or receipts (but not by a pledge of the State's full faith and credit).

        A 1994 constitutional amendment pledges the full faith and credit and taxing power of the State to meeting certain guarantees under the State's tuition credit program which provides for purchase of tuition credits, for the benefit of State residents, guaranteed to cover a specified amount when applied to the cost of higher education tuition. (A 1965 constitutional provision that authorized student loan guarantees payable from available State moneys has never been implemented, apart from a "guarantee fund" approach funded essentially from program revenues.)

        State and local agencies issue obligations that are payable from revenues from or relating to certain facilities (but not from taxes). By judicial interpretation, these obligations are not "debt" within constitutional provisions. In general, payment obligations under lease-purchase agreements of Ohio public agencies (in which certificates of participation may be issued) are limited in duration to the agency's fiscal period, and are renewable only upon appropriations being made available for the subsequent fiscal period.

        Local school districts in Ohio receive a major portion (state-wide aggregate of less than 50% in FY 2000) of their operating moneys from State subsidies, but are dependent on local property taxes, and in 125 districts (as of February 5, 2001) on voter-authorized income taxes, for significant portions of their budgets. Litigation, similar to that in other states, has been pending questioning the constitutionality of Ohio's system of school funding and compliance with the constitutional requirement that the State provide a "thorough and efficient system of common schools." In May 2000 the Ohio Supreme Court in a 4-3 decision concluded, as it had in 1997, that the State, even after crediting significant gubernatorial and legislative steps in recent years, did not comply with that requirement. It set as general base threshold requirements that every school district have enough funds to operate, an ample number of teachers, sound and safe buildings, and equipment sufficient for all students to be afforded an educational opportunity. The Court maintains continuing jurisdiction, and has scheduled for June 2001 further review by it of State responses to its ruling. With particular respect to funding sources, the Supreme Court repeated its conclusion that property taxes no longer may be the primary means of school funding in Ohio, noting that recent efforts to reduce that historic reliance have been laudable but in its view insufficient.

        A small number of the State's 611 local school districts have in any year required special assistance to avoid year-end deficits. A now superseded program provided for school district cash need borrowing directly from commercial lenders, with diversion of State subsidy distributions to repayment if needed. The annual number of loans under this program ranged from 10 to 44, and the aggregate annual dollar amount of loans ranged from over $11 million to over $113 million (including $90 million to one for restructuring its prior loans).

        Ohio's 943 incorporated cities and villages rely primarily on property and municipal income taxes to finance their operations. With other subdivisions, they also receive local government support and property tax relief moneys from State resources.

        For those few municipalities and school districts that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. (Similar procedures have recently been extended to counties and townships.) As of February 8, 2001, six municipalities were in "fiscal emergency" status and four in preliminary "fiscal watch" status, and a school district "fiscal emergency" provision was applied to 11 districts with three on preliminary "fiscal watch" status.

        At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and other local taxing districts. The Constitution has since 1934 limited to 1% of true value in money the amount of the aggregate levy (including a levy for unvoted general obligations) of property taxes by all overlapping subdivisions, without a vote of the electors or a municipal charter provision, and statutes limit the amount of that aggregate levy to 10 mills per $1 of assessed valuation (commonly referred to as the "ten-mill limitation"). Voted general obligations of subdivisions are payable from property taxes that are unlimited as to amount or rate.

Investment Limitations

        Each Fund is subject to the investment limitations enumerated in this subsection which may be changed with respect to a particular Fund only by a vote of the holders of a majority of such Fund's outstanding shares (as defined under "Miscellaneous" below).

        No Fund (other than the Ohio Tax-Exempt Money Market Fund) may:

1. Make loans, except that a Fund may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding 30% of its total assets.

2. Purchase securities of companies for the purpose of exercising control.

3. Purchase or sell real estate, except that each Fund may purchase securities of issuers that deal in real estate and may purchase securities that are secured by interests in real estate.

4. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act. See "Investment Companies" above for further details.

5. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

6. Write or sell put options, call options, straddles, spreads, or any combination thereof, except for transactions in options on securities, indices of securities, futures contracts and options on futures contracts.

7. Borrow money or issue senior securities, except that each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of a Fund's total assets at the time of such borrowing. No Fund will purchase securities while its borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Fund's investment practices described in this SAI or in its Prospectus are not deemed to be pledged for purposes of this limitation.

8. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Fund's transactions in futures contracts and related options, and (b) a Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

9. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that each Fund may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

10. Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. government, its agencies or instrumentalities ("U.S. government securities")) if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Fund or the Company, except that up to 25% of the value of the Fund's total assets may be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the value of the Fund's total assets.

        In accordance with current SEC regulations, the Money Market Fund and Institutional Money Market Fund intend (as a matter of nonfundamental policy) to limit investments in the securities of any single issuer (other than U.S. government securities, certain fully collateralized repurchase agreements, securities with certain guarantees and, under certain circumstances, securities of certain money market funds) to not more than 5% of the Fund's total assets, provided that the Fund may invest up to 25% of its total assets in the securities of any one issuer for a period of up to three business days. Compliance with the diversification requirements of SEC Rule 2a-7 will be deemed to be compliance with the fundamental diversification restriction above.

11. Purchase any securities which would cause 25% or more of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided that, (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions; (ii) instruments issued by domestic branches of U.S. banks; and (iii) repurchase agreements secured by the instruments described in clauses (i) and (ii); (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

        In addition, the Tax-Exempt Money Market Fund may not:

12. Invest less than 80% of its net assets in securities the interest on which is exempt from federal income tax, except during defensive periods or during periods of unusual market conditions. For purposes of this fundamental policy, Municipal Obligations that are subject to federal alternative minimum income tax are considered taxable.

        The Ohio Tax-Exempt Money Market Fund may not:

        1. Sell any securities short.

        2. Purchase any securities on margin, but it may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

        3. Issue senior securities, except that the Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed.

        4. Borrow money or engage in reverse repurchase agreements for investment leverage. However, the Fund may borrow money up to one-third of the value of its total assets as a temporary, extraordinary, or emergency measure or to facilitate management of the Fund by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. Interest paid on borrowed funds will serve to reduce the Fund's income. The Fund will not purchase any securities while borrowings and reverse repurchase agreements in excess of 5% of its total assets are outstanding. During the period any reverse repurchase agreements are outstanding, the Funds will restrict the purchase of portfolio securities to money market instruments maturing on or before the expiration date of the reverse repurchase agreements, but only to the extent necessary to assure completion of the reverse repurchase agreements.

        5. Mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, they may mortgage, pledge, or hypothecate assets having a market value not exceeding 15% of the value of total assets at the time of the pledge. Margin deposits for the purchase and sale of futures contracts and related options are not deemed to be a pledge.

        6. Underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

        7. Purchase or sell real estate, including limited partnership interests. However, it may invest in the securities of companies whose business involves the purchase or sale of real estate or in securities that are secured by real estate or interests in real estate.

        8. Purchase or sell commodities, commodity contracts, or commodity futures contracts.

        9. Lend any of its assets, except portfolio securities. This shall not prevent the Fund from purchasing or holding bonds, debentures, notes, certificates of indebtedness or other debt securities, entering into repurchase agreements or engaging in other transactions where permitted by its investment objectives, policies, and limitations or the By-Laws.

        10. Invest more than 10% of the value of their net assets in securities subject to restrictions on resale under the Securities Act of 1933 except for certain other restricted securities which meet the criteria for liquidity as established by the Company's Board of Directors.

        The Directors may change the following investment limitations without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

        1. The Ohio Tax-Exempt Money Market Fund will not invest more than 10% of the value of its net assets in illiquid securities, including certain restricted securities not determined to be liquid under criteria established by the Directors and repurchase agreements providing for settlement in more than seven days after notice.

        Under criteria established by the Board of Directors, certain restricted securities are considered to be liquid. The Funds will limit their purchases of illiquid securities to 10% of their respective net assets which include restricted securities not determined by the Directors to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than 7 days after notice.

        2. The Ohio Tax-Exempt Money Market Fund will not purchase or acquire any security issued by a registered closed-end investment company if, immediately after the purchase or acquisition, 10% or more of the voting securities of the closed-end investment company would be owned by the Fund and other investment companies having the same adviser and companies controlled by these investment companies. The Fund will purchase securities of closed-end investment companies only in open-market transactions involving customary broker's commissions. The Adviser will waive its investment advisory fee on assets of the Fund invested in securities of open-end investment companies.

                This limitations is not applicable if the securities are acquired in a merger, consolidation, reorganization or acquisition of assets. It should be noted that investment companies may incur certain expenses that may be duplicative of certain fees incurred by the Fund.

        3. The Ohio Tax-Exempt Money Market Fund will not purchase securities if, as a result of such purchase, more than 25% of the value of the Fund's assets would be invested in any one industry, industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects. However, the Fund may invest more than 25% of the value of its assets in debt obligations issued by or on behalf of Ohio and its political subdivisions and financing authorities, cash or cash items, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or instruments secured by these money market instruments, such as repurchase agreements.

                The Ohio Tax-Exempt Money Market Fund may invest more than 25% of the value of its assets in tax-exempt project notes guaranteed by the U.S. government, regardless of the location of the issuing municipality. If the value of Fund assets invested in the securities of a governmental subdivision changes because of changing values, the Fund will not be required to make any reduction in its holdings.

        Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

        The Fund does not expect to borrow money or pledge securities in excess of 5% of the value of its respective total assets in the coming fiscal year.

        For purposes of its policies and limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S.

branch of a domestic bank or savings association having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

        If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation. Each Fund will monitor liquidity on an ongoing basis to determine whether an adequate level of liquidity is being maintained. If due to market fluctuations or other reasons, the amount of borrowings exceed the limit stated above, a Fund will promptly reduce such amount.

        Although the foregoing investment limitations would permit the Funds to invest in options, futures contracts and options on future contracts, the Funds, during the current fiscal year, do not intend to trade in such instruments. Prior to making any such investments, the Funds would notify their shareholders and add appropriate descriptions concerning the instruments to the Prospectus and this SAI. For purposes of limitation no. 1, "total assets" includes the value of the collateral for the securities loaned.


                                 NET ASSET VALUE

        The net asset value per share of each Fund is calculated separately for the Institutional Shares and Retail A Shares and by adding the value of all portfolio securities and other assets belonging to the particular Fund that are allocated to a particular series, subtracting the liabilities charged to that series, and dividing the result by the number of outstanding shares of that series. Assets belonging to a Fund consist of the consideration received upon the issuance of shares of the particular Fund together with all net investment income, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Company not belonging to a particular investment portfolio. The liabilities that are charged to a Fund are borne by each share of the Fund, except for certain payments under the Funds' Distribution and Service Plans applicable only to the Retail A Shares and certain payments under the Funds' Shareholder Servicing Plans applicable to Retail A Shares and Institutional Shares of the Money Market Funds. Subject to the provisions of the Articles of Incorporation, determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of any general assets, with respect to a particular Fund are conclusive.


        Net asset value for purposes of pricing purchase and redemption orders is normally determined as of 11:30 a.m. Central Time (9:00 a.m. Central Time for the Ohio Tax-Exempt Money Market Fund and 1:00 p.m. Central Time for the U.S. Treasury Money Market Fund and Institutional Money Market Fund) on each day the Exchange is open for trading and the Federal Reserve Banks' Fedline System is open. Currently the Exchange and the Fedline System observe the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday (Exchange only), Memorial Day, Independence Day, Labor Day, Columbus Day (Fedline only), Veteran's Day (Fedline only), Thanksgiving and Christmas.

        The Company uses the amortized cost method of valuation to value each Fund's portfolio securities, pursuant to which an instrument is valued at its cost initially and thereafter a constant amortization to maturity of any discount or premium is assumed, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Fund would receive if it sold the instrument. The market value of portfolio securities held by a Fund can be expected to vary inversely with changes in prevailing interest rates.

        Each Fund attempts to maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share. In this regard, except for securities subject to repurchase agreements, each Fund will neither purchase a security deemed to have a remaining maturity of more than thirteen months within the meaning of the 1940 Act nor maintain a dollar-weighted average maturity which exceeds 90 days. The Board of Directors has also established procedures that are intended to stabilize the net asset value per share of each Fund for purposes of sales and redemptions at $1.00. These procedures include the determination, at such intervals as the Directors deem appropriate, of the extent, if any, to which the net asset value per share of each Fund calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board will promptly consider what action, if any, should be initiated. If the Board believes that the extent of any deviation from a $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing investors, it has agreed to take such steps as it considers appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; reducing the number of outstanding shares without monetary consideration; or utilizing a net asset value per share determined by using available market quotations.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

        Shares of each Fund described in this SAI are sold without a sales charge imposed by the Company, although Shareholder Organizations may be paid by the Company for advertising, distribution, or shareholder services. Depending on the terms of the particular account, Shareholder Organizations may charge their customers fees for automatic investment, redemption and other services provided. Such fees may include, for example, account maintenance fees, compensating balance requirements or fees based upon account transactions, assets or income. Shareholder Organizations are responsible for providing information concerning these services and any charges to any customer who must authorize the purchase of Fund shares prior to such purchase.

        Investors redeeming shares by check generally will be subject to the same rules and regulations that the transfer agent applies to checking accounts, although the election of this privilege creates only a shareholder-transfer agent relationship with the transfer agent. Because dividends on each Fund accrue daily, checks may not be used to close an account, as a small balance is likely to result.

        Under the 1940 Act, the Funds may suspend the right of redemption or postpone the date of payment for shares during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Funds may also suspend or postpone the recording of the transfer of their shares upon the occurrence of any of the foregoing conditions.)



        The Company's Articles of Incorporation permit a Fund to redeem an account involuntarily, upon sixty days' notice, if redemptions cause the account's net asset value to remain at less than $1000.

        The Company has filed an election pursuant to Rule 18f-1 under the 1940 Act which provides that each portfolio of the Company is obligated to redeem shares solely in cash up to $250,000 or 1% of such portfolio's net asset value, whichever is less, for any one shareholder within a 90-day period. Any redemption beyond this amount may be made in proceeds other than cash.

        In addition to the situations described in the Funds' Prospectus under "Redemption of Shares" and in the SAI under "Net Asset Value," the Company may redeem shares involuntarily when appropriate under the 1940 Act, such as to reimburse the Funds for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.

Exchange Privilege

        By use of the exchange privilege, shareholders of the Funds authorize the transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the shareholder or in some cases, the shareholder's registered representative or account representative of record, and believed by the transfer agent to be genuine. The transfer agent's records of such instructions are binding. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

        Exchange transactions described in paragraphs A, B, C, D, E, F and G below will be made on the basis of the relative net asset values per share of the Funds included in the transaction.

        A. Retail A Shares of any Fund purchased with a sales charge, as well as additional shares acquired through reinvestment of dividends or distributions on such shares, may be exchanged without a sales charge for other Retail A Shares of any other Fund offered by the Company.

        B. Retail A Shares of any Fund offered by the Company or Retail A money market fund shares ("MMF Shares") acquired by a previous exchange transaction involving Retail A Shares on which a sales charge has directly or indirectly been paid (e.g., shares purchased with a sales charge or issued in connection with an exchange involving shares that had been purchased with a sales charge) as well as additional Retail A Shares acquired through reinvestment of dividends or distributions on such Retail A Shares, may be exchanged without a sales charge for Retail A Shares of any other Fund offered by the Company with a sales charge. To accomplish an exchange under the provisions of this paragraph, investors must notify the transfer agent of their prior ownership of

Retail A Shares and their account number.

        C. Retail B Shares acquired pursuant to an exchange transaction will continue to be subject to a contingent deferred sales charge. However, Retail B Shares that have been acquired through an exchange of Retail B Shares may be exchanged for other Retail B Shares without the payment of a contingent deferred sales charge at the time of exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange.

        D. Retail B Shares may be exchanged for MMF Shares (but not for Institutional Money Market Fund Shares) without paying a contingent deferred sales charge. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange. If the shareholder subsequently exchanges the shares back into Retail B Shares of a Fund, the holding period accumulation on the shares will continue to accumulate. In the event that a shareholder wishes to redeem MMF Shares acquired by exchange for Retail B Shares of a Fund, the contingent deferred sales charge applicable to the accumulated Retail B Shares and money market fund shares will be charged.

        E. Retail A Shares of any Fund may be exchanged without a sales load for Retail A Shares in any other Firstar Fund that are offered without a sales load.

        F. Institutional Shares of any Fund may be exchanged for Institutional Shares of any other Firstar Fund.

        G. Y Shares of any Fund may be exchanged for Y Shares of any other Firstar Fund. Y Shares of any Fund may be exchanged for shares of the Institutional Money Market Fund or Institutional Shares of a Money Market Fund.

        Except as stated above, a sales load will be imposed when shares of any Fund that were purchased or otherwise acquired without a sales load are exchanged for Retail A Shares of another Fund which are sold with a sales load.


        Retail A Shares of any Fund will be exchanged for Institutional Shares if the shares are registered in the name of an employer-sponsored tax-qualified retirement plan administered by Firstar pursuant to a formal administrative services agreement and with assets equal to or in excess of $1 million at the preceding month-end. The date of the exchange will be 15 business days following the month-end in which the plan assets equal or exceed $1 million.

        Shares in a fund from which the shareholder is withdrawing an investment will be redeemed at the net asset value per share next determined on the date of receipt. Shares of the new fund into which the shareholder is investing will be purchased at the net asset value per share next determined (plus any applicable sales charge) after acceptance of the request by the Company in accordance with the Company's customary policies for accepting investments. Exchanges of shares will be available only in states where they may legally be made.

        For federal income tax purposes, share exchanges are treated as sales on which the shareholder may realize a gain or loss, depending upon whether the value of the shares to be given up in exchange is more or less than the basis in such shares at the time of the exchange. Investors exercising the exchange privilege should request and review the prospectus for the shares to be acquired in the exchange prior to making an exchange.

Special Procedures for In-Kind Payments

        Payment for shares of a Fund may, in the discretion of the Fund, be made in the form of securities that are permissible investments for the Fund as described in the Prospectus. For further information about this form of payment, contact the Firstar Funds Center at1-800-677-FUND. In connection with an in-kind securities payment, a Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund; that the Fund receives satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; that adequate information be provided to the Fund concerning the basis and other tax matters relating to the securities; and that the amount of the purchase be at least $1,000,000.

Retirement Plans: Retail Shares of the Funds.


        Individual Retirement Accounts. The Company has available a plan (the "Traditional IRA") for use by individuals with compensation for services rendered (including earned income from self-employment) who wish to use shares of the Funds as a funding medium for individual retirement saving. However, except for rollover contributions, an individual who has attained, or will attain, age 70 1/2 before the end of the taxable year may only contribute to a Traditional IRA for his or her nonworking spouse under age 70 1/2. Distribution of an individual's Traditional IRA assets (and earnings thereon) before the individual attains age 59 1/2 will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income. Earnings on amounts contributed to the Traditional IRA are not subject to federal income tax until distributed.


        The Company also has available a Roth Individual Retirement Account (the "Roth IRA") for retirement saving for use by individuals with compensation for services rendered. A single individual with adjusted gross income of up to $110,000 may contribute to a Roth IRA (for married couples filing jointly, the adjusted gross income limit is $160,000), and contributions may be made even after the Roth IRA owner has attained age 70 1/2, as long as the account owner has earned income. Contributions to a Roth IRA are not deductible. Earnings on amounts contributed to a Roth IRA, however, are not subject to federal income tax when distributed if the distribution is a "qualified distribution" (i.e., the Roth IRA has been held for at least five years beginning with the first tax year for which a contribution was made to any Roth IRA of the account owner and the distribution is due to the account owner's attainment of age 59 1/2, disability or death, or for qualified first-time homebuyer expenses). A non-qualified distribution of an individual's Roth IRA assets (and the earnings thereon) will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income.

        The Company permits certain employers (including self-employed individuals) to make contributions to employees' Traditional IRAs if the employer establishes a Simplified Employee Pension ("SEP") plan and/or a Salary Reduction SEP ("SARSEP"). Although SARSEPs may not be established after 1996, employers may continue to make contributions to SARSEPs established before January 1, 1997, under the pre-1997 federal tax law. A SEP permits an employer to make discretionary contributions to all of its employees' Traditional IRAs (employees who have not met certain eligibility criteria may be excluded) equal to a uniform percentage of each employee's compensation (subject to certain limits). If an employer (including a self-employed individual) established a SARSEP before January 1, 1997, employees may defer a percentage of their compensation - - pre-tax -- to Traditional IRAs (subject to certain limits). The Internal Revenue Code (the "Code") provides certain tax benefits for contributions by an employer, pursuant to a SEP and/or SARSEP, to an employee's Traditional IRA. For example, contributions to an employee's Traditional IRA pursuant to a SEP and/or SARSEP are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

        Savings Incentive Match Plan for Employees of Small Employers. The Company also has available a simplified tax-favored retirement plan for employees of small employers (a "SIMPLE IRA Plan"). If an employer establishes a SIMPLE IRA Plan, contributions under the Plan are made to eligible employees' SIMPLE individual retirement accounts ("SIMPLE IRAs"). Each eligible employee may choose to defer a percentage of his or her pre-tax compensation to the employee's SIMPLE IRA. The employer must generally make an annual matching contribution to the SIMPLE IRA of each eligible employee equal to the employee's salary reduction contributions, up to a limit of 3 percent of the employee's compensation. Alternatively, the employer may make an annual non-discretionary contribution to the SIMPLE IRA of each eligible employee equal to 2 percent of each employee's compensation. As with contributions to an employee's IRA pursuant to a SEP and/or SARSEP, the Code provides tax benefits for contributions by an employer, pursuant to a SIMPLE IRA Plan, to an employee's SIMPLE IRA. For example, contributions to an employee's SIMPLE IRA are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

        In the SIMPLE IRA Plan and in Traditional and Roth IRAs, distributions of net investment income and capital gains will be automatically reinvested.

        The foregoing brief descriptions are not complete or definitive explanations of the SIMPLE IRA Plan, the Traditional IRA, or the Roth IRA available for investment in the Funds. Any person who wishes to establish a retirement plan account may do so by contacting Investor Services at 800-677-FUND. The complete Plan documents and applications will be provided to existing or prospective shareholders upon request, without obligation. The Company recommends that investors consult their attorneys or tax advisors to determine if the retirement programs described herein are appropriate for their needs.

        Additional Information Regarding Shareholder Services For Retail A
Shares

Periodic Investment Plan

        The Retail A Shares of the Funds offer a Periodic Investment Plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, monthly basis ($50 minimum per transaction). Under the Periodic Investment Plan, a shareholder's designated bank or other financial institution debits a preauthorized amount on the shareholder's account each month and applies the amount to the purchase of Retail A Shares. The Periodic Investment Plan must be implemented with a financial institution that is a member of the Automated Clearing House. No service fee is currently charged by a Fund for participation in the Periodic Investment Plan. A $20 fee will be imposed by the transfer agent if sufficient funds are not available in the shareholder's account or the shareholder's account has been closed at the time of the automatic transaction.

ConvertiFund(R) Transactions

        The Retail A Shares of the Funds permit shareholders to effect ConvertiFund(R) transactions, an automated method by which a shareholder may invest proceeds from one account to another account of the Firstar family of funds. Such proceeds include dividend distributions, capital gain distributions and systematic withdrawals. ConvertiFund(R) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan account to another qualified plan account, or from a qualified plan account to a regular account. Investments in the non-money market funds will be subject to the applicable sales charges.

Systematic Withdrawal Plan

        The Retail A Shares of the Funds offer shareholders a Systematic Withdrawal Plan, which allows a shareholder who owns shares of a Fund worth at least $5,000 at current net asset value at the time the shareholder initiates the Systematic Withdrawal Plan to designate that a fixed sum ($50 minimum per transaction) be distributed to the shareholder or as otherwise directed at regular intervals.


                              DESCRIPTION OF SHARES

        The Company's Articles of Incorporation authorize the Board of Directors to issue an indefinite number of full and fractional shares of common stock, $.0001 par value per share that shall be divided into two hundred classes (each a designated "class" or "fund"). Each class of the Money Market Funds is further divided into two series designated as Institutional Shares and Retail A Shares (each, a "Series") as follows:



Class and Series of Common Stock

1-Money Market Fund/ Institutional
1-Money Market Fund/A

2-Tax-Exempt Money Market Fund/Institutional
2-Tax-Exempt Money Market Fund/A

3-U. S. Government Money Market Fund/Institutional
3-U. S. Government Money Market Fund/A

4-Institutional Money Market Fund/Institutional
4-Institutional Money Market Fund/A

5-U. S. Treasury Money Market Fund/Institutional
5-U. S. Treasury Money Market Fund/A

27-Ohio Tax-Exempt Money Market Fund/Institutional
27-Ohio Tax-Exempt Money Market Fund/A


        Currently the Money Market Fund and Institutional Money Market Fund only offer Retail A Shares.

        The Board of Directors has also authorized the issuance of classes 6 through 26 and 28 through 36 common stock representing interests in 30 other separate investment portfolios which are described in separate statements of additional information. The remaining authorized shares have been classified by the Board into 164 additional classes representing interests in other potential future investment portfolios of the Company. The Directors may similarly classify or reclassify any particular class of shares into one or more additional series.

        In the event of a liquidation or dissolution of the Company or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative assets of the Company's respective investment portfolios, of any general assets not belonging to any particular portfolio which are available for distribution. Subject to the allocation of certain costs, expenses, charges and reserves attributable to the operation of a particular series, shareholders of a Fund are entitled to participate equally in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

        Shareholders of each class of the Funds are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held. Shareholders of the Funds, as well as those of any other investment portfolio offered by the Company, will vote together in the aggregate and not separately on a portfolio-by-portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or a particular series within a class. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Company shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each portfolio affected by the matter. A portfolio is affected by a matter unless it is clear that the interests of each portfolio in the matter are substantially identical or that the matter does not affect any interest of the portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a portfolio only if approved by a majority of the outstanding shares of such portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Directors may be effectively acted upon by shareholders of the Company voting together in the aggregate without regard to particular portfolios. Similarly, on any matter submitted to the vote of shareholders which only pertains to agreements, liabilities or expenses applicable to one series of a Fund (such as a Distribution and Service Plan applicable to Retail A or B Shares) but not the other series of the same Fund, only the affected series will be entitled to vote. Each Retail Share of a Fund represents an equal proportionate interest with other Retail Shares in that Fund. Shares are entitled to such dividends and distributions earned on its assets as are declared at the discretion of the Board of Directors. Shares of the Funds do not have preemptive rights.

        When issued for payment as described in the Funds' Prospectus and this SAI, shares of the Funds will be fully paid and non-assessable by the Company, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended, which in general provides for personal liability on the part of a corporation's shareholders for unpaid wages of employees. The Company does not intend to have any employees and, to that extent, the foregoing statute will be inapplicable to holders of Fund shares and will not have a material effect on the Company.

        The Articles of Incorporation authorize the Board of Directors, without shareholder approval (unless otherwise required by applicable law), to: (a) sell and convey the assets belonging to a series of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such series to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert the assets belonging to a series of shares into money and, in connection therewith, to cause all outstanding shares of such series to be redeemed at their net asset value; or (c) combine the assets belonging to a series of shares with the assets belonging to one or more other series of shares if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the shareholders of any series participating in such combination and, in connection therewith, to cause all outstanding shares of any such series to be redeemed or converted into shares of another series of shares at their net asset value.


                     ADDITIONAL INFORMATION CONCERNING TAXES

        Each Fund intends to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that each Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. Moreover, if a Fund were to fail to make sufficient distributions in a year, the Fund would be subject to corporate income taxes and/or excise taxes in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a regulated investment company.

        A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income for the calendar year and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year and 100% of any such amounts that were not distributed in the prior year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

        Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

        Each Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to back-up withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Fund that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

        Investments in the Ohio Tax-Exempt Money Market Fund are not intended to constitute a balanced investment program. Shares of the Fund would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and IRAs because such plans and accounts are generally tax-exempt and, therefore, not only would the shareholder not gain any additional benefit from the Fund's dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed. In addition, the Fund may not be an appropriate investment for entities that are "substantial users" of facilities financed by "private activity bonds" or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who (i) regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (ii) occupies more than 5% of the usable area of such facilities or (iii) are persons for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

        Capital gains experienced by the Ohio Tax-Exempt Money Market Fund could result in an increase in dividends. Capital losses could result in a decrease in dividends. If, for some extraordinary reason, the Fund realizes net long- term capital gains, it will distribute them at least once every 12 months.

        The Tax-Exempt Money Market Fund intends to invest all or substantially all of its assets in debt obligations the interest on which is exempt for Federal income tax purposes. For the Tax-Exempt Money Market Fund to pay tax-exempt dividends for any taxable year, at least 50% of the aggregate value of the Fund's assets at the close of each quarter of the Fund's taxable year must consist of exempt-interest obligations.

OHIO TAXES.

        Under current Ohio law, individuals and estates that are subject to Ohio personal income tax or municipal or school district income taxes in Ohio will not be subject to such taxes on distributions with respect to shares of the Ohio Tax-Exempt Money Market Fund ("Distributions") to the extent that such Distributions are properly attributable to interest on obligations of the State of Ohio, political subdivisions thereof or agencies or instrumentalities of Ohio or its political subdivisions ("Ohio Obligations"). Corporations that are subject to the Ohio corporation franchise tax will not have to include Distributions in their tax base for purposes of calculating the Ohio corporation franchise on the net income basis to the extent that such Distributions either constitute exempt-interest dividends for federal income tax purposes or are properly attributable to interest on Ohio Obligations. However, shares of the Ohio Tax-Exempt Money Market Fund will be included in a corporation's tax base for purposes of calculating the Ohio corporation franchise tax on the net worth basis.

        Distributions that consist of interest on obligations of the United States or its territories or possessions or of any authority, commission, or instrumentality of the United States ("Territorial Obligations") the interest on which is exempt from state income taxes under the laws of the United States are exempt from the Ohio personal income tax, and municipal and school district income taxes in Ohio, and, provided, in the case of Territorial Obligations, such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

        Distributions properly attributable to profit on the sale, exchange or other disposition of Ohio Obligations will not be subject to the Ohio personal income tax, or municipal or school district income taxes in Ohio and will not be included in the net income base of the Ohio corporation franchise tax. Distributions attributable to other sources generally will not be exempt from the Ohio personal income tax, municipal or school district income taxes in Ohio or the net income base of the Ohio corporation franchise tax.

        The Ohio Tax-Exempt Money Market Fund is not subject to the Ohio personal income tax or school district or municipal income taxes in Ohio. The Ohio Tax- Exempt Money Market Fund is not subject to the Ohio corporation franchise tax or the Ohio dealers in intangibles tax, provided that, if there is a sufficient nexus between the State of Ohio and such entity that would enable the State to tax such entity, the Fund timely files the annual report required by Section 5733.09 of the Ohio Revised Code. The Ohio Tax Commissioner has waived this annual filing requirement for each tax year since 1990, the first tax year to which such requirement applied.

        This discussion of Ohio taxes assumes that the Ohio Tax-Exempt Money Market Fund will continue to qualify as a regulated investment company under the Code and that at all times at least 50% of the value of the total assets of the Fund consists of Ohio Obligations or similar obligations of other states or their subdivisions.

                            MANAGEMENT OF THE COMPANY

        The business and affairs of the Funds are managed under the direction of the Board of Directors of the Company. The Board is responsible for acting on behalf of the shareholders.

        The Board does not normally hold shareholder meetings except when required by the 1940 Act or other applicable law. The Board will call a shareholders' meeting for the purpose of voting on the question of removal of a Director when requested to do so in writing by the record holders of not less than 10% of the outstanding shares of the Company that are entitled to vote.


Directors and Officers

        The Directors and Officers of the Company, their addresses, principal occupations during the past five years and other affiliations are as follows:

                                   Position(s) held with             Principal Occupations During Past 5 Years and
Name, Address & Age                    the Company                              Other Affiliations
-------------------                ---------------------             ---------------------------------------------
Glen R. Bomberger                        Director                   Executive Vice President, Chief Financial
One Park Plaza                                                      Officer and Director, A.O. Smith Corporation (a
11270 West Park Place                                               diversified manufacturing company) since January
Milwaukee, WI  53224-3690                                           1987; Director of companies affiliated with A.O.
Age: 63                                                             Smith Corporation; Director, Smith Investment
                                                                    Company; Director of companies affiliated with
                                                                    Smith Investment Company.


Bronson J. Haase*                        Director                   President and CEO of Wisconsin Gas Company,
6948 Wildwood Point                                                 WICOR Energy, FieldTech and Vice President of
Chenequa, WI  53029                                                 WICOR, Inc. from 1998 to October 2000; President
Age: 57                                                             and CEO of Ameritech - Wisconsin (formerly
                                                                    Wisconsin Bell) from 1993 to 1998; President of
                                                                    Wisconsin Bell Communications from 1993 to 1998;
                                                                    Board of Directors, The Marcus Corporation;
                                                                    Trustee of Roundy Foods; Chairman of the
                                                                    Wisconsin Utilities Association.

                                   Position(s) held with             Principal Occupations During Past 5 Years and
Name, Address & Age                    the Company                              Other Affiliations
-------------------                ---------------------             ---------------------------------------------
Dawn M. Hornback                         Director                   Trustee of Firstar Stellar Funds from February
Observatory Group, Inc.                                             1997 to December 2000; Founder, President and
700 Walnut Street                                                   Chief Executive Officer of Observatory Group,
Suite 450                                                           Inc. (brand identity firm) since August 1990.
Cincinnati, OH 45202
Age:  37


Joseph J. Hunt                           Director                   Director of Mercantile Mutual Funds, Inc. since
Iron Workers International                                          1994; Treasurer of the International Association
Union                                                               of Bridge, Structural and Ornamental Iron
1750 New York Ave., N.W.                                            Workers (IABSOIW) (international labor union)
Suite 400                                                           since 1998; General Vice-President of IABSOIW
Washington, D.C.  20006                                             from 1994 to 1998.
Age: 58


Jerry G. Remmel                          Director                   Retired; Vice President, Treasurer and Chief
16650A Lake Circle                                                  Financial Officer of Wisconsin Energy
Brookfield, WI  53005                                               Corporation from 1994 to 1996; Treasurer of
Age: 69                                                             Wisconsin Electric Power Company from 1973 to
                                                                    1996; Director of Wisconsin Electric Power
                                                                    Company from 1989 to 1996; Senior Vice
                                                                    President, Wisconsin Electric Power Company from
                                                                    1988 to 1994; Chief Financial Officer, Wisconsin
                                                                    Electric Power Company from 1983 to 1996; Vice
                                                                    President and Treasurer, Wisconsin Electric
                                                                    Power Company from 1983 to 1989.


Richard K. Riederer                      Director                   Retired; President and Chief Executive Officer
741 Chestnut Road                                                   of Weirton Steel from 1995 to 2001; Director of

                                   Position(s) held with             Principal Occupations During Past 5 Years and
Name, Address & Age                    the Company                              Other Affiliations
-------------------                ---------------------             ---------------------------------------------
Sewickley, PA 15143                                                 Weirton Steel from 1993 to 2001; Executive Vice
Age: 57                                                             President and Chief Financial Officer, Weirton
                                                                    Steel January from 1994 to 1995; Vice President
                                                                    of Finance and Chief Financial Officer, Weirton
                                                                    Steel January from 1989 to 1994; Member, Board
                                                                    of Directors of American Iron and Steel
                                                                    Institute since 1995; Member, Board of
                                                                    Directors, National Association of Manufacturers
                                                                    since 1995; Member, Board of Directors, WESBANCO
                                                                    since September 1997; Trustee of Carnegie Mellon
                                                                    University since 1997.


James M. Wade                      Chairman of the Board            Retired; Vice President and Chief Financial
2802 Wind Bluff Circle                                              Officer, Johnson Controls, Inc. (a controls
Wilmington, NC  28409                                               manufacturing company) from January 1987 to May
Age:  57                                                            1991.


Jerry V. Woodham                         Director                   Chairman of the Board, President and Director of
St. Louis University                                                Mercantile Mutual Funds, Inc. since 1982;
Fitzgerald Hall                                                     Treasurer, St. Louis University since August
3500 Lindell Blvd.                                                  1996; Treasurer, Washington University from 1981
St. Louis, MO  63131                                                to 1995.
Age:  58


Marian Zentmyer*                   President and Director           President, since 2001, Chief Investment Officer
777 E. Wisconsin Ave.                                               of Equities and Director, FIRMCO, since 1998;
Suite 800                                                           Senior Vice President and Senior Portfolio
Milwaukee, WI  53202                                                Manager, FIRMCO from 1995 to 1998.
Age 44


William H. Zimmer, III                   Director                   Trustee and member of Audit Committee of Firstar
Ecampus.com                                                         Stellar Funds from February 1996 to December

                                   Position(s) held with             Principal Occupations During Past 5 Years and
Name, Address & Age                    the Company                              Other Affiliations
-------------------                ---------------------             ---------------------------------------------
1999 Richmond Road                                                  2000, Senior Vice President and Chief Financial
Lexington, KY 40502                                                 Officer, ecampus.com since September 1999
Age:  47                                                            (e-commerce); Executive Vice-President and Chief
                                                                    Financial Officer, Advanced Communications
                                                                    Group, Inc. since December 1998; Corporate Vice
                                                                    President and Treasurer, Cincinnati Bell, Inc.
                                                                    from November 1997 to December 1997; Secretary
                                                                    and Treasurer, Cincinnati Bell, Inc. from August
                                                                    1991 to November 1997; Secretary and Assistant
                                                                    Treasurer, Cincinnati Bell, Inc. from December
                                                                    1988 to August 1991; Assistant Secretary and
                                                                    Assistant Treasurer, Cincinnati Bell, Inc. from
                                                                    April 1987 to December 1988.


W. Bruce McConnel                        Secretary                  Partner of the law firm of Drinker Biddle &
One Logan Square                                                    Reath LLP.
18/th/ & Cherry Streets
Philadelphia, PA  19103
Age: 58


Laura J. Rauman                        Vice President               Senior Vice President, FIRMCO since 1995; Vice
777 E. Wisconsin Avenue,                                            President of Mercantile Mutual Funds since
Suite 800                                                           April, 2000; Senior Auditor, Price Waterhouse,
Milwaukee, WI 53202                                                 LLP, prior thereto.
Age: 32


Joseph C. Neuberger                  Assistant Treasurer            Senior Vice President, Firstar Mutual Fund
615 E. Michigan Street                                              Services, LLC since 1994; Manager, Arthur
Milwaukee, WI 53202                                                 Andersen LLP, prior thereto.
Age: 39


* Mr. Haase and Ms. Zentmyer are considered by the Company to be "interested persons" of the Company as defined in the 1940 Act.


    The following chart provides certain information about the Director fees for the year ended October 31, 2000 of the Company's Directors.

TOTAL

                                                                 PENSION OR        COMPENSATION FROM
                                                                 RETIREMENT            ESTIMATED               COMPANY
                                        AGGREGATE             BENEFITS ACCRUED          ANNUAL                 AND FUND
    NAME OF                         COMPENSATION FROM         AS PART OF FUND        BENEFITS UPON         COMPLEX* PAID TO
PERSON/POSITION                        THE COMPANY                EXPENSES             RETIREMENT              DIRECTORS
---------------                     -----------------         ----------------     ------------------      ----------------
James M. Wade                            $19,500                     $0                    $0                    $19,500
Chairman of the Board

Glen R. Bomberger                        $16,000+                    $0                    $0                    $16,000
Director

Jerry G. Remmel                          $16,000                     $0                    $0                    $16,000
Director

Richard K. Riederer                      $16,000                     $0                    $0                    $16,000
Director

Charles R. Roy                           $16,000                     $0                    $0                    $16,000
Director

Bronson J. Haase                         $16,000                     $0                    $0                    $16,000
Director
Dawn M. Hornback++                       $     0                     $0                    $0                    $     0
Director

Joseph J. Hunt++                         $     0                     $0                    $0                    $     0
Director

Jerry V. Woodham++                       $     0                     $0                    $0                    $     0
Director

William H. Zimmer++                      $     0                     $0                    $0                    $     0
Director

Marian Zentmyer++                        $     0                     $0                    $0                    $     0
Director

        *The "Fund Complex" includes only the Company. The Company is comprised of 36 separate portfolios.

        +Includes $15,000 which Mr. Bomberger elected to defer under the Company's deferred compensation plan.


        ++Mesdames Hornback and Zentmyer and Messrs. Hunt, Woodham and Zimmer were elected as Directors on November 8, 2000.

        Each Director receives an annual fee of $10,000, a $1,000 per meeting attendance fee and reimbursement of expenses incurred as a Director. The Chairman of the Board is entitled to receive an additional $3,500 per annum for services in such capacity. For the fiscal year ended October 31, 2000, the Directors and Officers received aggregate fees and reimbursed expenses of $105,633. Ms. Zentmyer, Ms. Rauman and Mr. Neuberger receive no fees from the Company for their services as President and Director, Vice President and Assistant Treasurer, respectively, although FIRMCO, of which Ms. Zentmyer and Ms. Rauman are President, Chief Investment Officer of Equities and Director and Senior Vice President, respectively, receives fees from the Company for advisory services and Firstar Mutual Fund Services, LLC of which Mr. Neuberger is Senior Vice President, receives fees from the Company for administration, transfer agency and accounting services. FIRMCO is a wholly owned subsidiary of Firstar Corporation. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Company. As of the date of this SAI, the Directors and Officers of the Company, as a group, owned less than 1% of the outstanding shares of each Fund.

        Directors, employees, retirees and their families of Firstar Corporation or its affiliates are exempt and do not have to pay front-end sales charges (provided the status of the investment is explained at the time of investment) on purchases of Retail A Shares. These exemptions to the imposition of a front-end sales charge are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.


Advisory Services

        FIRMCO (the "Adviser"), a Wisconsin limited liability company and subsidiary of Firstar Corporation, a bank holding company, became the investment adviser to the Money Market, Institutional Money Market, U. S. Government Money Market, U. S. Treasury Money Market and Tax-Exempt Money Market Funds as of February 3, 1992, and to the Ohio Tax-Exempt Money Market Fund on April 1, 2000. Prior thereto, investment advisory services to the Money Market, Institutional Money Market, U. S. Government Money Market, U. S. Treasury Money Market and Tax-Exempt Money Market Funds were provided by Firstar Trust Company ("Firstar Trust"), an affiliate of the Adviser. Prior to April 1, 2000 investment advisory services to the Ohio Tax-Exempt Money Market Fund and the Predecessor Stellar Treasury Fund were provided by the Capital Management Division of Firstar Bank,
N. A., also a subsidiary of Firstar Corporation. In its Investment Advisory Agreements, the Adviser has agreed to pay all expenses incurred by it in connection with its advisory activities, other than the cost of securities and other investments, including brokerage commissions and other transaction charges, if any, purchased or sold for the Funds.

        In addition to the compensation stated in the Prospectus, the Adviser is entitled to 4/10/ths/ of the gross income earned by each Fund on each loan of its securities, excluding capital gains or losses, if any. Pursuant to current policy of the SEC, the Adviser does not intend to receive compensation for such securities lending activity. The Adviser may voluntarily waive additional advisory fees otherwise payable by the Funds.

        On November 27, 2000, the Mercantile Treasury Money Market Portfolio and the Firstar Stellar Treasury Fund, which were similarly managed to the Firstar
U. S. Treasury Money Market Fund, reorganized into the Firstar U. S. Treasury Money Market Fund. On December 11, 2000, the Firstar Stellar Ohio Tax-Free Money Market Fund reorganized into the Firstar Ohio Tax- Exempt Money Market Fund. For periods prior to November 27, 2000 and December 11, 2000, as applicable, historical data presented below for the Firstar U. S. Treasury Money Market Fund and Firstar Ohio Tax-Exempt Money Market Fund is that of the Predecessor Firstar Stellar Treasury Fund and Predecessor Firstar Stellar Ohio Tax-Free Money Market Fund. Prior to April 1, 2000, investment advisory services for the Predecessor Firstar Stellar Treasury and Firstar Ohio Tax-Free Money Market Funds were provided by the Capital Management Division of Firstar Bank, N. A., also a subsidiary of the Firstar Corporation.

        FIRMCO is entitled to be contractual fees calculated daily and paid monthly, at the annual rate (as a percentage of such Fund's average daily net assets) as follows:

                   Fund                         Amount Before Waivers
                   ----                         ---------------------
               Money Market Fund                        0.50%
          Institutional Money Market Fund               0.49%
          U. S. Treasury Money Market Fund              0.50%
         U. S. Government Money Market Fund             0.50%
            Tax-Exempt Money Market Fund                0.50%
         Ohio Tax-Exempt Money Market Fund              0.550%

        FIRMCO has contractually agreed to waive fees and reimburse expenses as applicable until October 31, 2001.

        For the services provided and expenses assumed by the Adviser under its Investment Advisory Agreement for the fiscal years ended October 31,

2000, 1999, and 1998, the Adviser was paid and waived advisory fees as follows:


                         Net Advisory Fees Paid (Advisory Fees Waived)


                                           2000                     1999                      1998
Money Market Fund                 $560,254       (425,641)  $1,086,867  (335,701)      $809,190     (493,088)   $770,065  (401,147)

U.S. Government Money              361,239       (106,711)   1,248,897     (6,821)      904,397      (81,346)
 Market Fund

Tax-Exempt Money Market Fund       842,746(0)     678,369      (14,071)    454,275      (88,110)

Institutional Money Market       6,914,152     (4,653,137)   6,285,747   (4,398,932)  3,552,582   (2,555,949)
 Fund


        For the fiscal period/years ended October 31, 2000, and November 30, 1999 and 1998, the Capital Management Division of Firstar Bank, N.A., was paid advisory fees, as follows:

                                    Gross Advisory Fees (Waivers)

Predecessor Stellar Fund                               2000            1999             1998
------------------------                               ----            ----             ----
Ohio Tax-Free Money Market Fund                      332,892(0)      $307,088         (192,918)     $195,781   (142,326)/1/

Stellar Treasury Money Market Fund                16,407,429(0)    $9,863,583(0)    $6,734,607(0)

___________________________

/1/ For the period from December 2, 1997 (commencement of operations) to November 30, 1998.

        Under its Investment Advisory Agreement, the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

        Regulatory Matters. Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by a Fund to a financial intermediary in connection with the investment of fiduciary funds in a Fund's Shares. Institutions, including banks regulated by the Comptroller of the

Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

        Shares of the Funds are not bank deposits, are neither endorsed by, insured by, or guaranteed by, obligations of, nor otherwise supported by the FDIC, the Federal Reserve Board, Firstar Bank, N.A. or FIRMCO, their affiliates or any other bank, or any other governmental agency. An investment in the Funds involves risks including possible loss of principal.

Administration and Distribution Services

        Firstar Mutual Fund Services, LLC serves as administrator (the "Administrator") to the Company. Under the Fund Administration Servicing Agreement, the Administrator has agreed to maintain office facilities, furnish clerical services, stationery and office supplies; monitor the company's arrangements with respect to services provided by Shareholder Organizations and Institutions; and generally assist in the Company's operations. The following administrative services are also provided by Firstar Mutual Fund Services, LLC: compile data for and prepare, with respect to the Company, timely Notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports to the SEC and current Shareholders; coordinate execution and filing by the Company of all federal and state tax returns and required tax filings other than those required to be made by the Company's custodian and transfer agent; prepare compliance filings and Blue Sky registrations pursuant to state securities laws with the advice of the Company's counsel; assist to the extent requested by the Company with the Company's preparation of Annual and Semi-Annual reports to Funds' shareholders and Registration Statements for the Funds; monitor the Funds' expense accruals and cause all appropriate expenses to be paid on proper authorization from the Funds; monitor the Funds' status as a regulated investment company under Subchapter M of the Code; maintain the Funds' fidelity bond as required by the 1940 Act; and monitor compliance with the policies and limitations of the Funds as set forth in the Prospectus and SAI.

        The Administrator is entitled to receive a fee for its administrative services, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion. The Administrator may voluntarily waive all or a portion of its administrative fee from time to time. This waiver may be terminated at any time at the Administrator's discretion.

        Under the Fund Administration Servicing Agreement, the Administrator is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Agreement, except a loss resulting from willful misconduct, bad faith or negligence on the part of the Administrator in the performance of its duties.

        Firstar Trust Company became Co-Administrator to the Company on September 1, 1994, and assigned its rights and obligations to

Firstar Mutual Fund Services, LLC on October 1, 1998. From January 1, 1995 until August 1, 2000, B.C. Ziegler and Company served as co-administrator to the Company (together the "Co-Administrators").

        For the fiscal years ended October 31, 2000, 1999, and 1998, the following administrative fees were paid and waived:

        Net Administration Fees Paid (Administration Fees Waived)


                                          2000                          1999                        1998
                                          ----                          ----                        ----
Money Market Fund                       209,946(0)      $271,041      (34,831)      $99,437       (184,778)

U. S. Government Money Market Fund       99,774(0)      239,801       (30,215)       75,209       (139,922)

Tax-Exempt Money Market Fund            179,344(0)      133,293       (15,624)       41,065       (77,310)

Institutional Money Market Fund         1,674,401       (870,035)     1,382,842     (973,726)     286,889       (1,046,264)


        Prior to October 1, 1998, Federated Administrative Services ("Federated") served as administrator to the Predecessor Stellar Funds of the Ohio Tax-Exempt Money Market Fund and the U. S. Treasury Money Market Fund. Edgewood Services, Inc. served as sub-administrator to the Predecessor Stellar Funds. For its services, Edgewood was paid a fee by Firstar Mutual Fund Services, LLC and was not paid by the Funds. Effective October 1, 1998, Firstar Mutual Fund Services, LLC served as administrator to those Predecessor Funds.

        For the fiscal period/years ended October 31, 2000 and November 30, 1999 and 1998, administration fees, after waivers, were paid to Firstar Mutual Fund Services, LLC and Federated as follows:

                     Net Administration Fees Paid (Waivers)


     Predecessor Stellar Fund                Firstar                  Firstar              Firstar
     ------------------------          ----------------------        ----------      --------------------
                                       12/1/1999 - 10/31/2000           1999         10/1/1998 - 11/30/98
     Stellar Treasury Money
     Market Fund                             3,609,634               $2,169,989           $   290,973

     Ohio Tax-Free Money
     Market Fund                                66,579               $   61,418           $     5,715

        Quasar Distributors, LLC, (the "Distributor") located at 615 East Michigan Street, Milwaukee, Wisconsin, 53202, provides distribution services for each Fund as described in the Funds' Prospectus pursuant to a Distribution Agreement with the Funds under which the Distributor, as agent, sells shares of each Fund on a continuous basis. The Distributor has agreed to use its best efforts to solicit orders for the sale of shares, although it is not obliged to sell any particular amount of shares. The Distributor causes expenses to be paid for the cost of printing and distributing prospectuses to persons who are not shareholders of the Funds (excluding preparation and printing expenses necessary for the continued registration of the Funds' shares) and of printing and distributing all sales literature. Prior to August 1, 2000, B.C. Ziegler & Company ("Ziegler") served as Distributor to the Money Market, Institutional Money Market, U. S. Government Money Market and Tax-Exempt Money Market Funds. For the period from November 1, 1999 to July 31, 2000, and for the fiscal years ended October 31, 1999, 1998 and 1997, Ziegler received no fees for its distribution services.

        From August 1, 2000 to December 11, 2000, the Distributor served as distributor to the Predecessor Stellar Funds. From April 1, 1999 to July 31, 2000, Edgewood Services, Inc. ("Edgewood") served as distributor. From October 1, 1998 to March 31, 1999, Ziegler served as distributor. Prior to October 1, 1998, Federated Securities Corp. ("Federated") served as distributor. No commissions were payable by the Predecessor Stellar Treasury and Tax-Free Funds.

Shareholder Organizations

        As stated in the Funds' Prospectus, the Funds intend to enter into agreements from time to time with shareholder organizations providing for support and/or distribution services to customers of the shareholder organizations who are the beneficial owners of Retail A Shares of the Funds. Under the agreements, the Funds may pay shareholder organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by their customers. Support services provided by shareholder organizations under their Service Agreements or Distribution and Service Agreements may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) other similar services requested by the Funds. In addition, under the Distribution and Service Plan applicable to Retail A Shares(not available for the Institutional Money Market Fund), Shareholder Organizations may provide assistance (such as the forwarding of sales literature and advertising to their customers) in connection with the distribution of Retail A Shares.

        The Funds' arrangements with Shareholder Organizations under the agreements are governed by a Service Plan for Retail A Shares, a Service Plan for Institutional Shares and, except for the Institutional Money Market Fund, a Distribution and Service Plan for Retail A Shares, which have been adopted by the Board of Directors. Because the Distribution and Service Plan for Retail A Shares contemplates the provision of services related to the distribution of Fund shares (in addition to support services), that Plan has been adopted in accordance with Rule 12b-1 under the 1940 Act. In accordance with the Plan, the Board of Directors reviews, at least quarterly, a written report of the amounts expended in connection with the Funds' arrangements under the Plans and the purposes for which the expenditures were made. In addition, the arrangements must be approved annually by a majority of the Directors, including a majority of the Directors who are not "interested persons" of the Funds as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors").

        The Funds believe that there is a reasonable likelihood that their arrangements with shareholder organizations have benefited each Fund and its Retail A shareholders as a way of allowing shareholders organizations to participate with the Funds in the provision of support and distribution services to customers of the shareholder organizations who own Retail A Shares. Any material amendment to the arrangements with shareholder organizations under the agreements must be approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), and any amendment to increase materially the costs under the Distribution and Service Plan for Retail A Shares with respect to a Fund must be approved by the holders of a majority of the outstanding shares of the Fund involved. So long as the Distribution and Service Plan for Retail A Shares is in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Funds will be committed to the discretion of such Disinterested Directors.

        Under the terms of their agreement with Firstar, Shareholder Organizations are required to provide a schedule of any fees that they may charge to their customers relating to the investment of their assets in shares covered by the agreements. In addition, investors should contact their Shareholder Organizations with respect to the availability of shareholder services and the particular Shareholder Organization's procedures for purchasing and redeeming shares. It is the responsibility of Shareholder Organizations to transmit purchase and redemption orders and record those orders in customers' accounts on a timely basis in accordance with their agreements with customers. At the request of a Shareholder Organization, the transfer agent's charge of $12.00 for each payment made by wire of redemption proceeds may be billed directly to the Shareholder Organization.

        Shareholder organizations, which are affiliated with the Adviser, pursuant to the Service Plan received no fees for the fiscal years ended October 31, 2000, 1999, and 1998.

        The Funds paid fees to shareholder organizations, none of which were affiliated with the Adviser, pursuant to the Distribution and

Service Plan for Retail A Shares for the fiscal years ended October 31, 2000, 1999, and 1998 as follows:


                                                        Fees Paid to Non-Affiliated
                                                         Shareholder Organizations
                                               --------------------------------------------
                                                 2000               1999              1998
                                               -------            -------           -------
Money Market Fund                               79,660            $74,046           $63,411
U.S. Government Money Market Fund                1,409              1,060               889
Tax-Exempt Money Market Fund                        41                104               335
Institutional Money Market Fund                  4,268                  0                 0

The Funds paid fees to shareholder organizations, none of which were affiliated with the Adviser, pursuant to the Service Plan for the fiscal years ended October 31, 2000, 1999, and 1998 as follows:



                                                       Fees Paid to Non-Affiliated
                                                        Shareholder Organizations
                                                -------------------------------------------
                                                 2000               1999              1998
                                                ------            -------           -------
Money Market Fund                               28,749            $20,808           $17,364
U.S. Government Money Market Fund                  195                278               391
Tax-Exempt Money Market Fund                       321                544               873


        Firstar Stellar Funds adopted a Distribution and Service Plan, on behalf of the Predecessor Stellar Treasury Fund, with respect to Retail A Shares (known as Class C Shares with respect to the Predecessor Stellar Treasury Fund) pursuant to the 1940 Act and Rule 12b-1 thereunder.

        Pursuant to the Distribution and Services Plan for Retail A Shares, the Predecessor Stellar Treasury Fund was charged the following amounts: (1) for the fiscal year ended October 31, 2000, $1,297,623 was paid to Edgewood from December 31, 1999 to July 31, 2000 and $812,907 was paid to the Distributor from August 1, 2000 to October 31, 2000; (2) for the fiscal year ended November 30, 1999, $668,817 was paid to Edgewood for the period from April 1, 1999 to November 30, 1999 and $251,336 was paid to Ziegler for the period from December 1, 1998 to March 31, 1999; and (3) for the fiscal year ended November 30, 1998, $125,705 was paid to Ziegler for the period from October 1, 1998 to November 30, 1998 and $539,210 was paid to Federated from December 1, 1997 to September 30, 1998.

CUSTODIAN, TRANSFER AGENT, DISBURSING AGENT AND ACCOUNTING SERVICES AGENT

        Firstar Bank, N.A. serves as custodian of the Funds' assets. Under the Custody Agreement, Firstar Bank, N.A. has agreed to (i) maintain a separate account in the name of each Fund, (ii) make receipts and disbursements of money on behalf of each Fund, (iii) collect and receive all income and other payments and distributions on account of each Fund's portfolio investments, (iv) respond to correspondence from shareholders, security brokers and others relating to its duties and (v) make periodic reports to the Company concerning each Fund's operations. Firstar Bank, N.A. may, at its own expense, open and maintain a custody account or accounts on behalf of each Fund with other banks or trust companies, provided that Firstar Bank, N.A. shall remain liable for the performance of all of its duties under the Custody Agreement notwithstanding any delegation. For its services as custodian, Firstar Bank, N.A. is entitled to receive a fee, payable monthly, based on the annual rate of 0.02% of the Company's first $2 billion of total assets, plus 0.015% of the Company's next $2 billion of total assets, and 0.01% of the Company's next $1 billion and 0.005% on the balance. In addition, Firstar Bank, N.A., as custodian, is entitled to certain charges for securities transactions and reimbursement for expenses.

        Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as transfer agent and dividend disbursing agent for each Fund under a Shareholder Servicing Agent Agreement. As transfer and dividend disbursing agent, Firstar Mutual Fund Services, LLC has agreed to (i) issue and redeem shares of the Funds, (ii) make dividend and other distributions to shareholders of the Funds, (iii) respond to correspondence by Fund shareholders and others relating to its duties, (iv) maintain shareholder accounts, and (v) make periodic reports to the Funds. For its transfer agency and dividend disbursing services, Firstar Mutual Fund Services, LLC is entitled to receive a fee at the rate of $20.00 per shareholder account with an annual minimum of $12,000 per Fund, and .01% of the Fund's net assets, plus certain other transaction charges and reimbursement for expenses.

        In addition, the Funds have entered into a Fund Accounting Servicing Agreement with Firstar Mutual Fund Services, LLC pursuant to which Firstar Mutual Fund Services, LLC has agreed to maintain the financial accounts and records of the Funds in compliance with the 1940 Act and to provide other accounting services to the Funds. For its accounting services, Firstar Mutual Fund Services, LLC is entitled to receive fees, payable monthly, at the following annual rates of the market value of each Fund's assets: Money Market, Institutional Money Market, U.S. Treasury Money Market, and U.S. Government Money Market Funds--$39,000 on the first $100 million, 0.01% on the next $200 million, and 0.005% on the balance, plus out-of-pocket expenses, including pricing expenses; Tax-Exempt Money Market and Ohio Tax-Exempt Money Market Funds--$39,000 on the first $100 million, 0.02% on the next $200 million, and 0.01% on the balance, plus out-of-pocket expenses, including pricing expenses.

        An affiliate of the Adviser acts as the Fund's securities lending agent and receives fees for those services.

                                    EXPENSES

        Operating expenses of the Funds include taxes, interest, fees and expenses of Directors and officers, SEC fees, state securities qualification fees, advisory fees, administrative fees, Shareholder Organization fees, charges of the custodian and transfer agent, dividend disbursing agent and accounting services agent, certain insurance premiums, auditing and legal expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to shareholders, membership fees in the Investment Company Institute, costs of shareholder reports and meetings and any extraordinary expenses. The Funds also pay any brokerage fees, commissions and other transaction charges (if any) incurred in connection with the purchase and sale of portfolio securities.

                INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS

        PricewaterhouseCoopers LLP, independent accountants, serve as auditors for the Company. The Company's Annual Report to Shareholders with respect to the Continuing Funds and the Predecessor Funds for the period ended October 31, 2000 has been filed with the SEC. The financial statements, notes thereto, and Report of Independent Accountants in such Annual Report (the "Financial Statements") are incorporated by reference into this Statement of Additional Information. The Financial Statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        With respect to the Predecessor Funds for the fiscal year ended November 30, 1999 and prior, the audited financial statements and financial highlights incorporated by reference in this Statement of Additional Information have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                     COUNSEL

        Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Company, is a partner), One Logan Square, 18/th/ and Cherry Streets, Philadelphia, PA 19103-6996, serve as counsel to the Company and will pass upon the legality of the shares offered by the Funds' Prospectus.


                                 CODE OF ETHICS

        The Company, Adviser and Distributor have adopted codes of ethics that permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund.

                    YIELD AND OTHER PERFORMANCE INFORMATION

        From time to time each Fund may quote its "yield" and "effective yield," and the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund may also quote its "tax-equivalent yield," in advertisements or in communications to shareholders. Each yield figure is based on historical earnings and is not intended to indicate future performance. The "yield" of a Fund refers to the income generated by an investment in the Fund over a seven-day period identified in the advertisement. This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. The "yield" and "effective yield" of each Fund are calculated according to formulas prescribed by the SEC. The standardized seven-day yield for each Fund is computed separately by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account in the particular Fund involved having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7). The net change in the value of an account in a Fund includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares and all fees, other than nonrecurring account sales charges, that are charged to all shareholder accounts in proportion to the length of the base period and the Fund's average account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. The effective annualized yield for each Fund is computed by compounding a particular Fund's unannualized base period return (calculated as above) by adding 1 to the base period return, raising the sum to a power equal to 365 divided by 7, and subtracting one from the result. The fees which may be imposed by financial intermediaries directly on their customers for cash management services are not reflected in the Company's calculations of yields for the Funds.

        The "tax-equivalent yield" of the Tax-Exempt Money Market Fund and Ohio Tax-Exempt Money Market Fund shows the level of taxable yield needed to produce an after-tax equivalent to the Fund's tax-free yield. This is done by increasing the Fund's yield (calculated as above) by the amount necessary to reflect the payment of federal income tax at a stated tax rate. The Fund's standardized "tax-equivalent yield" is computed by: (a) dividing the portion of the Fund's yield (as calculated above) that is exempt from federal income tax by one minus a stated federal income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the Fund's yield that is not exempt from federal income tax. The "tax-equivalent yield" will always be higher than the "yield" of the Tax-Exempt Money Market Fund.

        Interest earned on tax-exempt obligations of the Ohio Tax-Exempt Money Market Fund that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax- exempt obligations that are issued with original issue discount but which have the discounts based on current market value that are less than the then- remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

        Each Fund may compute "average annual total return." Average annual total return reflects the average annual percentage change in value of an investment in shares of a series over the measuring period. Each Fund may compute aggregate total return, which reflects the total percentage change in value over the measuring period.

        Additionally, the total returns and yields of the Funds may be compared in publications to those of other mutual funds with similar investment objectives and to other relevant indices, rankings or other information prepared by independent services or other financial or industry publications that monitor the performance of mutual funds or to investments for which reliable performance data is available. For example, the yields of the Money Market Fund and the Institutional Money Market Fund may be compared to the Donoghue's Money Fund Average, the yields of the U.S. Treasury Money Market Fund and the U.S. Government Money Market Fund may be compared to the Donoghue's Government Money Fund Average, and the yields of the Tax-Exempt Money Market Fund may be compared to the Donoghue's Tax-Free Money Fund Average, which are averages compiled by IBC/Donoghue's Money Fund Report, a widely recognized independent publication that monitors the performance of money market funds. The yield of the Ohio Tax-Exempt Money Market Fund may be compared to the Salomon Brothers Six-Month Prime Muni Notes Index, Salomon Brothers One-Month Tax-Exempt Commercial Paper Index and Donoghue's Money Fund Report. In addition, the yields of the Money Market, Institutional Money Market, U.S. Treasury Money Market and the U.S. Government Money Market Funds may be compared to the average yields reported by the Bank Rate Monitor for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas.

        Yield data and total return as reported in national financial publications including Money Magazine, Forbes, Barron's, Morningstar Mutual Funds, The Wall Street Journal, Mutual Funds Magazine, Kiplingers Personal Finance and The New York Times, or in publications of a local or regional nature, may also be used in comparing the yields of the Funds.

        Performance quotations represent past performance, and should not be considered as representative of future results. Performance assumes the reinvestment of all net investment income and capital gains and reflects fee waivers. In the absence of fee waivers, performance would be reduced. The investment return of an investment in a Fund's series of shares will fluctuate. Since performance fluctuates, performance data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Investors should remember that performance and yield are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any fees charged by Shareholder Organizations directly to their customer accounts in connection with investments in shares of the Funds will not be included in the Funds' calculations of yield and total return.

        For the seven day period ended October 31, 2000 the annualized yields of the Funds would be as follows:


                                     Current Yield      Current Yield     Effective Yield     Effective Yield
                                      with Waivers     without Waivers     with Waivers       without Waivers
Money Market Fund - Retail A
 Shares                                   5.91%              5.70%              6.08%              5.87%

Institutional Money Market
 Fund                                     6.29%              6.11%              6.49%              6.31%

U. S. Government Money
 Market Fund - Retail A
 Shares                                   5.87%              5.64%              6.05%              5.82%

Tax-Exempt Money Market Fund
 - Retail A Shares                        3.59%              3.59%              3.65%              3.65%

        For the seven day period ended October 31, 2000 the tax equivalent yield of the Retail A Shares of the Tax-Exempt Money Market Fund was 5.20% (assuming a federal income tax rate of 31%).

        No Institutional Shares of the Funds were outstanding on October 31,
2000.

        For the seven day period ended October 31, 2000 the annualized yields of the Predecessor Stellar Treasury Fund and Predecessor Stellar Ohio Tax-Free Money Market Fund were as follows:



                                       Current Yield       Current Yield      Effective Yield     Effective Yield
                                        with Waivers      without Waivers       with Waivers      without Waivers
U. S. Treasury Money Market                  5.38%               5.38%               5.52%               5.52%
 Fund - Retail A Shares
U.S. Treasury Money Market                   5.53%               5.53%               5.68%               5.68%
 Fund - Institutional Shares
Ohio Tax-Exempt Money Market                 3.44%               3.44%               3.50%               3.50%
 Fund - Retail A Shares*
Ohio Tax-Exempt Money Market                 3.44%               3.44%               3.50%               3.50%
 Fund - Institutional Shares*

        *This yield is based on the yield of the corresponding class of the Predecessor Stellar Tax-Free Money Market Fund.

        For the seven day period ended October 31, 2000 the tax equivalent yield of the Ohio Tax-Exempt Money Market Fund was as follows:

        Ohio Tax-Exempt Money Market Fund Retail A Shares - 5.52% Institutional Shares - 5.52%

        The yield assumes a federal income tax rate of 31% and an Ohio income tax rate of 6.65%. The yield is based on the corresponding class of the Predecessor Ohio Tax-Free Money Market Fund.


                                  MISCELLANEOUS

        As used in this SAI and in the Funds' Prospectus, a "majority of the outstanding shares" of a Fund or portfolio means, with respect to the approval of an investment advisory agreement or change in a fundamental investment policy, the lesser of (1) 67% of the shares of the particular Fund or portfolio represented at a meeting at which the holders of more than 50% of the outstanding shares of such Fund or portfolio are present in person or by proxy, or (2) more than 50% of the outstanding shares of such Fund or portfolio.

        As of January 31, 2001, the Adviser and its affiliates held of record substantially all of the outstanding shares of each of the Company's investment portfolios as agent, custodian, trustee or investment adviser on behalf of their customers. At such date, Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202, and its affiliated banks held as beneficial owner five percent or more of the outstanding shares of the following investment portfolio of the Company because they possessed sole voting or investment power with respect to such shares:



Money Market                                                    71%
Institutional Money Market                                      97%
Tax-Exempt Money Market                                         89%
Ohio Tax-Exempt Money Market                                   100%
U.S. Treasury Money Market                                      90%
U.S. Government Money Market                                    80%
Short-Term Bond                                                 72%
Intermediate Bond                                               92%
U.S. Government Securities                                      96%
Aggregate Bond                                                  97%
Bond IMMDEX(TM)                                                 80%
Strategic Income                                                80%
Tax-Exempt Intermediate Bond                                    91%

Missouri Tax-Exempt Bond Fund                                   85%
National Municipal Bond                                         99%
Balanced Income                                                 69%
Balanced Growth                                                 74%
Growth & Income                                                 71%
Equity Income                                                   97%
Relative Value                                                  86%
Equity Index                                                    81%
Large Cap Core Equity                                           86%
MidCap Core Equity                                              78%
MidCap Index                                                    97%
Small Cap Core Equity                                           91%
MicroCap                                                        85%
International Value                                             86%
International Growth                                            96%
Global Equity                                                   99%
Small Cap Index                                                 99%
Science & Technology                                            87%
REIT                                                            99%


At such date, no other person was known by the Company to hold of record or beneficially 5% or more of the outstanding shares of any investment portfolio of the Company.



                                   APPENDIX A


Commercial Paper Ratings
                         ------------------------

        A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

        "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

        "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

        "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

        "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

        Moody's commercial paper ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

        "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

        "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

        "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

        "Not Prime" - Issuers do not fall within any of the Prime rating categories.

        Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

        "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

        "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

        "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

        "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

        "C" - Securities possess high default risk. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

        "D" - Securities are in actual or imminent payment default.

CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

        The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

        "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

        "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

        "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

        "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

        "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

        "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

        "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

        "C" - An obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

        "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

        - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

        The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

        "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

        "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

        "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        "Caa " - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.


        "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

        Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

        The following summarizes long-term ratings used by Fitch:

        "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

        "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

        "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

        "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

        "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

        "B" - Securities are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

        "CCC", "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

        "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

        Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.


MUNICIPAL NOTE RATINGS

        A Standard and Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

        "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

        "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

        "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

        Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

        "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

        "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not so large as in the preceding group.

        "MIG-3"/"VMIG-3" - This designation denotes acceptable credit. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

        "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

        Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.